Filed Pursuant to Rule 424(b)(2)
Registration No. 333-222651

PROSPECTUS SUPPLEMENT

(To Prospectus dated February 1, 2018)

$550,000,000

Southern California Gas Company

4.30% First Mortgage Bonds, Series VV, due 2049

The 4.30% First Mortgage Bonds, Series VV, due 2049 (the “Series VV bonds”) will mature on January 15, 2049. Interest on the Series VV bonds will accrue from September 24, 2018 and will be payable on January 15 and July 15 of each year, beginning on January 15, 2019 (short first interest period). The Series VV bonds will be redeemable prior to maturity, at our option, at the redemption prices described in this prospectus supplement.

Investing in the Series VV bonds involves risks. See the “Risk Factors” section on page S-4 of this prospectus supplement.

	Per Series VV Bond	Total
Public offering price(1)	99.955%	$549,752,500
Underwriting discount	0.875%	$4,812,500
Proceeds to Southern California Gas Company (before expenses)(1)	99.080%	$544,940,000

(1)	Plus accrued interest from September 24, 2018 if settlement occurs after that date.

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

We expect the Series VV bonds will be ready for delivery through The Depository Trust Company on or about September 24, 2018.

Joint Book-Running Managers

Deutsche Bank Securities	Goldman Sachs & Co. LLC	MUFG	UBS Investment Bank

The Williams Capital Group, L.P.

Co-Managers

Academy Securities	Telsey Advisory Group

September 19, 2018

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of the offering of the Series VV bonds and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference in the accompanying prospectus. The second part is the accompanying prospectus, which gives more general information, some of which does not apply to the Series VV bonds. If the description of the Series VV bonds or the offering of the Series VV bonds varies between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement.

You should rely only on the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus and any related free writing prospectus issued by us. We have not, and the underwriters have not, authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are offering to sell the Series VV bonds and seeking offers to buy the Series VV bonds only in jurisdictions where offers and sales are permitted. You should assume that the information contained in this prospectus supplement, the accompanying prospectus and any such free writing prospectus is accurate only as of their respective dates and the information contained in documents incorporated by reference is accurate only as of the respective dates of those documents, in each case regardless of the time of delivery of this prospectus supplement or the accompanying prospectus or any such free writing prospectus or any sale of the Series VV bonds. Our business, financial condition, results of operations and prospects may have changed since those dates.

The distribution of this prospectus supplement, the accompanying prospectus and any related free writing prospectus filed with the U.S. Securities and Exchange Commission (the “SEC”) and the offering of the Series VV bonds in certain jurisdictions may be restricted by law. Persons into whose possession this prospectus supplement, the accompanying prospectus and any such free writing prospectus come should inform themselves about and observe any such restrictions. This prospectus supplement, the accompanying prospectus and any such free writing prospectus do not constitute, and may not be used in connection with, an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation. See “Underwriting (Conflicts of Interest).”

S-i

PROSPECTUS SUPPLEMENT

PROSPECTUS

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FORWARD-LOOKING STATEMENTS AND MARKET DATA

This prospectus supplement, the accompanying prospectus and the documents they incorporate by reference contain, and any related free writing prospectus issued by us may contain, statements that are not historical fact and constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based upon assumptions with respect to the future, involve risks and uncertainties, and are not guarantees of performance. Future results may differ materially from those expressed in the forward-looking statements. Unless otherwise expressly stated, these forward-looking statements represent our estimates and assumptions only as of the respective dates of the documents in which such forward-looking statements appear. We assume no obligation to update or revise any forward-looking statement as a result of new information, future events or other factors.

When we use words such as “believes,” “expects,” “anticipates,” “plans,” “estimates,” “projects,” “forecasts,” “contemplates,” “assumes,” “depends,” “should,” “could,” “would,” “will,” “confident,” “may,” “can,” “potential,” “possible,” “proposed,” “target,” “pursue,” “outlook,” “maintain,” or similar expressions, or when we discuss our guidance, strategy, plans, goals, opportunities, projections, initiatives, objectives or intentions, we are making forward-looking statements.

Factors, among others, that could cause our actual results and future actions to differ materially from those described in any forward-looking statements include risks and uncertainties relating to:

•

actions and the timing of actions, including decisions, new regulations, and issuances of permits and other authorizations by the California Public Utilities Commission (“CPUC”), U.S. Department of Energy, California Department of Conservation’s Division of Oil, Gas, and Geothermal Resources, Federal Energy Regulatory Commission, U.S. Environmental Protection Agency, Pipeline and Hazardous Materials Safety Administration, California Air Resources Board, South Coast Air Quality Management District, Los Angeles County Department of Public Health, states, cities and counties, and other regulatory and governmental bodies in the U.S.;

•

the timing and success of business development efforts and construction projects, including risks in timely obtaining or maintaining permits and other authorizations and risks in completing construction projects on schedule and on budget;

•	the resolution of civil and criminal litigation and regulatory investigations;

•

deviations from regulatory precedent or practice that result in a reallocation of benefits or burdens among shareholders and ratepayers; denial of approvals of proposed settlements or modifications of settlements; and delays in, or disallowance or denial of, regulatory agency authorizations to recover costs in rates from customers or regulatory agency approval for projects required to enhance safety and reliability, any of which may raise our cost of capital and materially impair our ability to finance our operations;

•

the availability of electric power and natural gas, and natural gas pipeline and storage capacity, including disruptions caused by failures in the transmission grid, moratoriums or limitations on the withdrawal or injection of natural gas from or into storage facilities, and equipment failures;

•	changes in energy markets, volatility in commodity prices and moves to reduce or eliminate reliance on natural gas;

•	risks that our counterparties will be unable or unwilling to fulfill their contractual commitments;

•

weather conditions, natural disasters, accidents, equipment failures, computer system outages, explosions, terrorist attacks and other events that disrupt our operations, damage our facilities and systems, cause the release of greenhouse gases and harmful emissions and subject us to third-party liability for property damage or personal injuries, fines and penalties, some of which may not be covered by insurance (including costs in excess of applicable policy limits), may be disputed by insurers or may otherwise not be recoverable through regulatory mechanisms or may impact our ability to obtain satisfactory levels of insurance, to the extent that such insurance is available or not prohibitively expensive;

•

cybersecurity threats to the energy grid, storage and pipeline infrastructure, the information and systems used to operate our businesses and the confidentiality of our proprietary information and the personal information of our customers and employees;

•

capital markets and economic conditions, including the availability of credit and the liquidity of our investments; and fluctuations in inflation and interest rates and our ability to effectively hedge the risk of such fluctuations;

•	the impact of recent federal tax reform and uncertainty as to how it may be applied, and our ability to mitigate adverse impacts;

•	actions by credit rating agencies to downgrade our credit ratings or to place those ratings on negative outlook and our ability to borrow at favorable interest rates;

•

changes in foreign and domestic trade policies and laws, including border tariffs, and revisions to international trade agreements, such as the North American Free Trade Agreement, that may increase our costs or impair our ability to resolve trade disputes; and

•	other uncertainties, some of which may be difficult to predict and are beyond our control.

Investing in the Series VV bonds involves risk. You should review and consider carefully the risks, uncertainties and other factors that affect our business as described herein and in the “Business,” “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections and other sections in our Annual Report on Form 10-K for the year ended December 31, 2017 and in our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2018 and June 30, 2018, which are incorporated by reference in this prospectus supplement and the accompanying prospectus. These risks, uncertainties and other factors could cause you to suffer a loss of all or part of your investment in the Series VV bonds. Before making an investment decision, you should carefully consider these factors and risks as well as other information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus and any related free writing prospectus issued by us. Risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business operations, financial results and the value of the Series VV bonds.

We caution you not to rely unduly on any forward-looking statements. You should review and consider carefully the risks, uncertainties and other factors that affect our business as described herein and in our reports and other documents on file with the SEC that are incorporated by reference into this prospectus supplement and the accompanying prospectus and any related free writing prospectus issued by us. You may obtain copies of these reports and documents as described under “Where You Can Find More Information; Incorporation by Reference” in the accompanying prospectus.

This prospectus supplement, the accompanying prospectus and any related free writing prospectus may contain or incorporate by reference market, demographic and industry data and forecasts that are based on or derived from independent industry publications, publicly available information and other information from third parties or that have been compiled or prepared by our management or employees. Although we believe that these third party sources are reliable, we do not guarantee the accuracy or completeness of information provided by or derived from these third party sources, and we have not independently verified this information. In addition, market, demographic and industry data and forecasts that may be included or incorporated by reference in this prospectus supplement, the accompanying prospectus or any related free writing prospectus may involve estimates, assumptions and other uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” contained in this prospectus supplement and the accompanying prospectus and under similar headings in documents that are incorporated by reference into the accompanying prospectus. Accordingly, investors should not place undue reliance on this information.

SUMMARY INFORMATION

The following information supplements, and should be read together with, the information contained in the accompanying prospectus and the documents incorporated by reference herein and therein. You should carefully read this prospectus supplement and the accompanying prospectus, as well as the documents they incorporate by reference and any related free writing prospectus issued by us, before making an investment decision. Unless we state otherwise or the context otherwise requires, references appearing in this prospectus supplement to “we,” “our” and “us” should be read to refer to Southern California Gas Company.

Southern California Gas Company

We are a natural gas distribution utility and an indirect subsidiary of Sempra Energy, a California-based Fortune 500 energy-services holding company. For additional information concerning us, you should refer to the information described under the caption “Where You Can Find More Information; Incorporation by Reference” in the accompanying prospectus.

Our principal executive offices are located at 555 West Fifth Street, Los Angeles, California 90013 and our telephone number is (213) 244-1200.

RISK FACTORS

Investment in the Series VV bonds involves risks. You should carefully consider the risks described below and the risk factors incorporated into this prospectus supplement and the accompanying prospectus by reference to our most recent Annual Report on Form 10-K and our subsequent Quarterly Reports on Form 10-Q and, if applicable, any Current Reports on Form 8-K filed (and not furnished) by us with the SEC subsequent to the last day of the fiscal year covered by our most recent Annual Report on Form 10-K and all other information contained or incorporated by reference into this prospectus supplement and the accompanying prospectus, as updated by our subsequent filings under the Securities Exchange Act of 1934, as amended, as well as any free writing prospectus we may provide you in connection with this offering, before acquiring any of such bonds. The occurrence of any of these risks might cause you to lose all or part of your investment in the Series VV bonds. See also “Forward-Looking Statements and Market Data.”

Certain credit rating agencies may downgrade our credit ratings or place those ratings on negative outlook.

Credit rating agencies routinely evaluate Sempra Energy, San Diego Gas & Electric Company (“SDG&E”) and Southern California Gas Company (“SoCalGas”) and their long-term and short-term debt ratings are based on a number of factors, including the perceived supportiveness of the regulatory environment affecting their utility operations, their ability to generate cash flows, their level of indebtedness and overall financial strength and the status of certain capital projects, as well as factors beyond their control, such as tax reform, the state of the economy and their industry generally.

Moody’s Investors Service, Inc. (“Moody’s”), Fitch Ratings and Standard & Poor’s (“S&P”) issued public comments and reports regarding the risk of an increase in California wildfires and the current California regulatory environment, which may prohibit California utilities from recovering any uninsured wildfire costs as a result of California’s doctrine of inverse condemnation. The inverse condemnation doctrine imposes strict liability on a utility (meaning that the utility may be found liable regardless of fault) whose equipment is determined to be the cause of a fire. In that regard, the California Legislature recently approved Senate Bill 901 (“SB 901”), which has been sent to the Governor of California for signature. Although SB 901 includes a number of regulatory measures intended to address certain wildfire risks relevant to consumers and utilities and whether utilities acted reasonably in order to recover costs related to wildfires, it did not change the doctrine of inverse condemnation. Among other things, SB 901 also contained provisions for utility issuance of recovery bonds with respect to certain wildfire costs, subject to CPUC approval; wildfire mitigation plans; and creation of a commission to explore establishment of a fund and options for cost socialization with respect to catastrophic wildfires associated with utility infrastructure.

Shortly after the California Legislature passed SB 901, each of S&P and Fitch Ratings issued credit ratings actions and comments for Sempra Energy, SDG&E and SoCalGas and Moody’s issued credit ratings actions and comments for SDG&E. On September 5, 2018, S&P downgraded SDG&E’s issuer credit rating to A– from A, SDG&E’s senior secured debt rating to A from A+, and SDG&E’s short-term debt rating to A-2 from A-1. S&P maintained SDG&E’s ratings outlook at negative. On September 6, 2018, Moody’s downgraded the long-term credit ratings of SDG&E, including lowering SDG&E’s issuer rating to A2 from A1 and SDG&E’s senior secured debt rating to Aa3 from Aa2. Moody’s also changed SDG&E’s ratings outlook to stable from negative. On September 13, 2018, Fitch Ratings downgraded the credit ratings of SDG&E, including lowering SDG&E’s issuer rating to A– from A, SDG&E’s senior secured debt rating to A+ from AA– and SDG&E’s short-term issuer rating to F2 from F1, all with a stable outlook.

In their recent ratings actions for SDG&E, each of Moody’s, Fitch Ratings and S&P indicated that the downgrades reflected the failure of SB 901 to address the longer-term risks associated with inverse condemnation. Moody’s noted that SB 901 offers some constructive tools for the CPUC to utilize going forward in conducting its reasonableness review when considering whether to allow California utilities to recover catastrophic wildfire related costs, but that the reasonableness review will apply to wildfires that occur after January 1, 2019. This leaves a gap in coverage for any potential fires in 2018, which Moody’s indicated was a credit negative, particularly as the peak period of the wildfire season recently started. Moody’s also indicated that SDG&E’s credit rating would likely be downgraded if there is a deterioration in SDG&E’s credit metrics, such that its ratio of cash flow from operations before changes in working capital to debt falls to the low-20% range on a sustained basis or if there is a substantial increase in wildfire exposure. In a subsequent report issued on September 10, 2018, Moody’s also indicated that a downgrade to SDG&E’s ratings is likely if there are material changes to its shareholder rewards program which appear overly biased to the benefit of equity at the expense of lenders or if there is a substantial increase in regulatory contentiousness of new environmental risk exposures. S&P indicated that the negative outlook reflects its view of the possibility of a lower rating if the severity of California’s wildfires persists without a longer-term reform to inverse condemnation, if SDG&E is deemed the cause of a significant wildfire that leads to material disallowances of wildfire costs, or if SDG&E’s stand-alone financial measures weaken such that its ratio of funds from operations to debt is consistently below 18%. S&P additionally noted that it could lower SDG&E’s credit rating within the next two years if SB 901 is not enacted into law or if the CPUC interprets SB 901 in a manner that does not limit the risks to the California electric utilities. Fitch Ratings noted that, although it views favorably SB 901’s establishment of the prudency review by the new commission referred to above to examine catastrophic wildfires associated with utility infrastructure, the method and timing of mechanisms to facilitate recovery of prudently incurred costs are yet to be established and implementation of SB 901 is subject to interpretation and political interference.

In its September 13, 2018 report downgrading SDG&E’s credit ratings, Fitch Ratings indicated that any further meaningful deterioration of the regulatory framework, accompanied by imminent and substantial financial loss at SDG&E, could negatively affect its credit ratings of Sempra Energy and SoCalGas. Fitch Ratings indicated that SDG&E could be further downgraded if large wildfires occur in its service territory and/or if the proposed legislation fails to provide sufficient cost recovery for the 2017 wildfires in the service territories of SDG&E’s peer companies in California. Furthermore, Fitch Ratings indicated that, if there is a materially unfavorable outcome in SDG&E’s 2019 general rate case or its capital expenditure program is not prudently financed or experiences significant cost overruns or regulatory delay in cost recovery causing its funds from operations-adjusted leverage ratio to exceed 4.5x during construction, a negative rating action could occur and that SDG&E could be further downgraded if, following construction, its funds from operations-adjusted leverage ratio exceeds 4.0x on a sustained basis.

On September 5, 2018, S&P also reaffirmed its BBB+ senior unsecured debt rating and BBB+ issuer credit rating for Sempra Energy and its A+ senior secured debt rating and A issuer credit rating for SoCalGas, while affirming its negative outlook of each such rating, indicating that its ratings affirmation followed the California legislature’s approval of SB 901 and S&P’s high degree of confidence that the bill will become law. Further, S&P noted that the negative outlook reflects S&P’s view of, among other things, Sempra Energy’s modestly weakened business risk profile, that SB 901 is a shorter-term measure and that further longer-term reform is necessary in California to preserve electric utilities’ credit quality, including reforms to the inverse condemnation doctrine, as well as Sempra Energy’s relatively weak financial measures relative to its credit rating. S&P further indicated that it could lower its ratings within the next two years if SB 901 is not enacted into law or if the CPUC interprets SB 901 in a manner that does not limit risks to California electric utilities, and that it could lower Sempra Energy’s rating if SDG&E is the cause of a significant 2018 wildfire, if there is further weakening to SDG&E’s business risk profile reflecting persistent California wildfires without a longer-term reform to inverse condemnation, or if Sempra Energy’s financial measures do not improve so that its ratio of funds from operations to debt is consistently above 16% beginning 2020.

We discuss the 2007 wildfires and wildfire cost recovery further in Note 15 of the Notes to Consolidated Financial Statements in the Annual Report on Form 10-K for the year ended December 31, 2017 (the “Annual Report”) and in our subsequent Quarterly Reports on Form 10-Q.

The recent S&P, Moody’s and Fitch Ratings actions with respect to Sempra Energy, SDG&E and SoCalGas, any downgrade of the current credit ratings of Sempra Energy, SDG&E, SoCalGas or any of Sempra Energy’s

other subsidiaries, by S&P, Moody’s or Fitch Ratings, or any additional negative outlook on those credit ratings may adversely affect the market prices of Sempra Energy’s equity and debt securities and the debt securities of SDG&E and SoCalGas (including the first mortgage bonds offered by this prospectus supplement), the rates at which borrowings made and, if applicable, commercial paper issued by Sempra Energy, SDG&E, SoCalGas or any of Sempra Energy’s other subsidiaries bear interest, and the commitment fees on their outstanding credit facilities, which could make it more costly for Sempra Energy, SDG&E, SoCalGas and Sempra Energy’s other subsidiaries to issue debt securities, to borrow under credit facilities and to raise certain other types of financing.

There can be no assurance that one or more credit rating agencies will not downgrade the current credit ratings of Sempra Energy, SDG&E, SoCalGas or any of Sempra Energy’s other subsidiaries or that additional credit rating agencies will not place those ratings on negative outlook, either in the near-term or later. In that regard, the Moody’s September 6, 2018 report announcing the downgrade of SDG&E’s credit ratings did not address the credit ratings or outlooks of Sempra Energy or SoCalGas and we cannot predict when or if Moody’s will issue a report addressing those ratings or outlooks in light of SB 901 or, if such report is issued, how it will affect the credit ratings or outlooks of Sempra Energy or SoCalGas. Likewise, the current credit ratings and outlooks on the debt securities of Sempra Energy, SDG&E and SoCalGas are based in part upon the expectation of credit rating agencies that SB 901 will be signed into law by the Governor of California. Any failure of SB 901 to become law within the time frame currently contemplated, or at all, may result in downgrades to the current credit ratings of Sempra Energy, SDG&E and SoCalGas and adversely affect the current outlook on those credit ratings. We provide additional information about the credit ratings at Sempra Energy, SDG&E and SoCalGas in “Item 7. MD&A—Credit Ratings” in the Annual Report and in our subsequent Quarterly Reports on Form 10-Q.

Credit ratings are not recommendations to buy, sell or hold any equity securities or debt securities of Sempra Energy, SDG&E, SoCalGas or any of Sempra Energy’s other subsidiaries, including SoCalGas’s first mortgage bonds being offered by this prospectus supplement. Credit ratings and outlooks are subject to evaluation by credit rating agencies on an ongoing basis and may be revised or withdrawn at any time without notice.

USE OF PROCEEDS

The net proceeds from the sale of the Series VV bonds will be approximately $544.9 million (after deducting the underwriting discount but before deducting our estimated offering expenses), and will become part of our general treasury funds. We intend to use a substantial portion of the net proceeds to repay outstanding commercial paper and the remainder for other general corporate purposes. Such commercial paper bears interest at rates of 2.02% per annum or less and matures at various dates in September 2018. We estimate that the expenses for this offering payable by us, excluding the underwriting discount, will be approximately $675,000.

As described above, net proceeds from this offering will be used to repay outstanding commercial paper. One or more of the underwriters participating in this offering and/or their affiliates may hold positions in our commercial paper and one or more of the underwriters act as dealers under our commercial paper program. To the extent that net proceeds from this offering are applied to repay our commercial paper or other indebtedness of ours held by any of the underwriters or their affiliates, they will receive proceeds of this offering through the repayment of that indebtedness. If 5% or more of the net proceeds of this offering (not including the underwriting discount) is used to repay our outstanding indebtedness held by at least one of the underwriters or their affiliates, this offering will be conducted in accordance with FINRA Rule 5121. In such event, such underwriter or underwriters will not confirm sales of the Series VV bonds to accounts over which they exercise discretionary authority without the prior written approval of the customer. See “Underwriting (Conflicts of Interest)—Conflicts of Interest.”

SUPPLEMENTAL DESCRIPTION OF FIRST MORTGAGE BONDS

The Series VV bonds offered by this prospectus supplement are a series of our first mortgage bonds as described below and in the accompanying prospectus. The Series VV bonds will be issued under a supplemental indenture and the mortgage bond indenture referred to in the accompanying prospectus, each between us, as issuer, and U.S. Bank National Association, as successor trustee. We have described below selected provisions of the Series VV bonds and the supplemental indenture applicable to the Series VV bonds. The description of certain provisions of our first mortgage bonds contained in the accompanying prospectus applies to the Series VV bonds, except that the description of selected provisions of the Series VV bonds and the supplemental indenture set forth below supplements and, to the extent inconsistent, supersedes and replaces the description of certain terms and provisions of our first mortgage bonds and the mortgage bond indenture contained in the accompanying prospectus. This description is not complete and is qualified by reference to provisions of the Series VV bonds, the supplemental indenture and the mortgage bond indenture. Terms used in this section but not defined have the meanings given to those terms in the accompanying prospectus or, if not defined in the accompanying prospectus, in the supplemental indenture or the mortgage bond indenture. As used in this section, references to the “indenture” mean the mortgage bond indenture (as defined in the accompanying prospectus), and as used in this section and under the caption “Description of First Mortgage Bonds” in the accompanying prospectus, references to “we,” “our” and “us” mean Southern California Gas Company excluding its subsidiaries, unless otherwise expressly stated or the context otherwise requires.

General

The Series VV bonds will constitute a series of first mortgage bonds under the indenture, initially limited to $550 million aggregate principal amount.

The Series VV bonds will mature on January 15, 2049. The Series VV bonds will bear interest at the rate of 4.30% per annum, accruing from September 24, 2018. Interest on the Series VV bonds will be payable semiannually in arrears on January 15 and July 15 of each year (each an “interest payment date”), commencing January 15, 2019 (short first interest period), to the persons in whose names the Series VV bonds are registered at the close of business on the January 1 or July 1, as the case may be, next preceding those interest payment dates. Interest on the Series VV bonds will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

The Series VV bonds will be redeemable prior to maturity, at our option, at the prices set forth below under the caption “—Optional Redemption.” The Series VV bonds will not be subject to a sinking fund.

At June 30, 2018, we had outstanding $2.9 billion of first mortgage bonds issued under the indenture, and the Net Investment in Mortgaged Property (as defined in the accompanying prospectus) subject to the lien of the indenture was approximately $8.8 billion. For the twelve months ended June 30, 2018 and without giving effect to the issuance of the Series VV bonds, the Net Earnings of the Corporation Available for Interest (as defined in the accompanying prospectus) were approximately 10 times the annual interest charges on our first mortgage bonds outstanding under the indenture.

Optional Redemption

Prior to July 15, 2048 (the “Par Call Date”), we may at our option redeem the Series VV bonds, at any time in whole or from time to time in part, at a redemption price for any redemption date equal to the greater of the following amounts:

•	100% of the principal amount of the Series VV bonds being redeemed on that redemption date; or

•

the sum of the present values of the remaining scheduled payments of principal and interest on the Series VV bonds being redeemed on that redemption date (not including any portion of any payments of accrued and unpaid interest to that redemption date) that would be due if the Series VV bonds matured, and accrued and unpaid interest was payable, on the Par Call Date, discounted to that redemption date on a semiannual basis at the Adjusted Treasury Rate (as defined below) plus 20 basis points, as determined by the Independent Investment Banker (as defined below), plus, in each case, accrued and unpaid interest on the Series VV bonds being redeemed to that redemption date.

On and after the Par Call Date, we may at our option redeem the Series VV bonds, at any time in whole or from time to time in part, at a redemption price equal to 100% of the principal amount of the Series VV bonds being redeemed, plus accrued and unpaid interest on the Series VV bonds being redeemed to the redemption date.

Notwithstanding the foregoing, installments of interest on Series VV bonds that are due and payable on any interest payment date falling on or prior to a redemption date will be payable on that interest payment date to the registered holders thereof as of the close of business on the relevant record date according to the terms of the Series VV bonds and the indenture. The redemption price will, if applicable, be calculated on the basis of a 360-day year consisting of twelve 30-day months.

Notice of any redemption will be mailed at least 30 days, but not more than 60 days, before the redemption date to each registered holder of the Series VV bonds to be redeemed. Once notice of redemption is mailed, the Series VV bonds called for redemption will become due and payable on the redemption date and at the applicable redemption price, plus accrued and unpaid interest to the redemption date. Redemption will not be conditional upon receipt by the trustee of monies sufficient to pay the redemption price.

Unless we default in payment of the redemption price, on and after the redemption date interest will cease to accrue on the Series VV bonds or portions thereof called for redemption. We will pay the redemption price and any accrued interest once the Series VV bonds are surrendered for redemption. If only a portion of any Series VV bonds is redeemed, the trustee will deliver new Series VV bonds for the remaining portion without charge.

“Adjusted Treasury Rate” means, with respect to any redemption date, the rate per annum equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.

“Comparable Treasury Issue” means, with respect to any redemption date, the United States Treasury security selected by the Independent Investment Banker as having a maturity comparable to the remaining term of the Series VV bonds to be redeemed on such redemption date (assuming the Series VV bonds matured on the Par Call Date) that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such Series VV bonds (assuming the Series VV bonds matured on the Par Call Date).

“Comparable Treasury Price” means, with respect to any redemption date, (A) the average of the Reference Treasury Dealer Quotations for such redemption date, or (B) if only one Reference Treasury Dealer Quotation is received, such quotation.

“Independent Investment Banker” means, with respect to any redemption date, one of the Reference Treasury Dealers appointed by us to act as the “Independent Investment Banker.”

“Reference Treasury Dealer Quotation” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by us, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to us by such Reference Treasury Dealer at 5:00 p.m. (New York City time) on the third business day preceding such redemption date. As used in the preceding sentence, “business day” means any day (other than a Saturday or Sunday) on which banking institutions in The City of New York are not authorized or obligated by law or executive order to remain closed.

“Reference Treasury Dealers” means, with respect to any redemption date, (A) Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC and UBS Securities LLC (or their respective affiliates which are Primary Treasury Dealers (as defined below)), and their respective successors, provided, however, that if any of the foregoing shall cease to be a primary U.S. Government securities dealer in the United States (a “Primary Treasury Dealer”), we will substitute therefor another Primary Treasury Dealer; (B) one Primary Treasury Dealer selected by MUFG Securities Americas Inc. and its successors; and (C) any other Primary Treasury Dealer(s) selected by us.

In the event that we elect to redeem only a portion of the outstanding Series VV bonds, (a) the bonds to be redeemed shall be selected as provided in the indenture and, in the case of bonds represented by a global security (as defined below), in accordance with the procedures of The Depository Trust Company and (b) in the case of any Series VV bond being redeemed in part, the principal amount redeemed must be $1,000 or an integral multiple of $1,000 and the remaining principal amount must be an authorized denomination.

Defeasance

The defeasance provisions of the indenture described in the accompanying prospectus under “Description of First Mortgage Bonds—Defeasance, Cancellation and Discharge” will apply to the Series VV bonds. We may effect defeasance by paying the principal of and premium, if any, and interest on the outstanding first mortgage bonds and/or by depositing with the trustee or another depositary sufficient funds to pay the principal of and premium, if any, and interest on all then outstanding first mortgage bonds to maturity or any earlier redemption date and/or by surrendering to the trustee for cancellation all first mortgage bonds for which payment is not so provided. As a condition to the satisfaction of the indenture (but not as a condition to the release of the mortgaged property), in addition to the other conditions of defeasance specified in the indenture, we will be required to deliver an opinion of counsel to the effect that a holder of Series VV bonds will not recognize income, gain or loss for federal income tax purposes as a result of the defeasance and will be subject to federal income tax on the same amounts, at the same times and in the same manner as if that defeasance had not occurred. The opinion of counsel must be based upon a ruling of the Internal Revenue Service or a change in law after the date on which the Series VV bonds are first issued, which is expected to be September 24, 2018.

Other

We may, from time to time, without notice to or the consent of the holders of the Series VV bonds, increase the principal amount of this series of first mortgage bonds under the indenture and issue such increased principal amount, or any portion thereof. Any additional Series VV bonds so issued shall have the same form and terms (other than offering price, the date of original issuance and, under certain circumstances, the date from which interest thereon shall begin to accrue and the first interest payment date) as the Series VV bonds previously issued and shall form a single series of first mortgage bonds under the indenture with the previously issued Series VV bonds.

The Series VV bonds initially will be issued in book-entry form and represented by one or more Series VV bonds in global form (the “global securities”) deposited with, or on behalf of, The Depository Trust Company, as depositary (as defined in the accompanying prospectus), and registered in the name of Cede & Co., its nominee. This means that you will not be entitled to receive a certificate for the Series VV bonds that you purchase except in limited circumstances described in the accompanying prospectus under the caption “Global Securities.” The Series VV bonds will be issued only in fully registered form without coupons, in denominations of $1,000, $5,000, $10,000, $25,000 and integral multiples of $25,000 in excess thereof. For additional information regarding Series VV bonds in global form and the depositary’s book-entry system, see “Global Securities” in the accompanying prospectus.

In the case of Series VV bonds represented by global securities, we will make payments to the depositary or its nominees as the registered holder of such Series VV bonds, by wire transfer of immediately available funds. If

Series VV bonds are issued in definitive certificated form under the limited circumstances described under the caption “Global Securities” in the accompanying prospectus, we will have the option of paying interest on the Series VV bonds in definitive certificated form by check mailed to the addresses of the persons entitled to payment or by wire transfer to bank accounts in the United States designated in writing to the trustee at least 15 days before any interest payment date by the persons entitled to payment.

We will maintain a paying agent and transfer agent for the Series VV bonds in San Francisco, California and, if Series VV bonds are issued in definitive certificated form under the limited circumstances described under the caption “Global Securities” in the accompanying prospectus, in the Borough of Manhattan, The City of New York. The trustee will act as initial paying agent and transfer agent for the Series VV bonds through its offices in San Francisco, California.

UNDERWRITING (CONFLICTS OF INTEREST)

Under the terms and subject to the conditions contained in an underwriting agreement, the underwriters named below, for whom Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, MUFG Securities Americas Inc. and UBS Securities LLC are acting as representatives, have agreed, severally and not jointly, to purchase, and we have agreed to sell to them, severally and not jointly, the respective principal amounts of the Series VV bonds set forth opposite their respective names below.

Name	Principal Amount of Series VV Bonds
Deutsche Bank Securities Inc.	$114,125,000
Goldman Sachs & Co. LLC	114,125,000
MUFG Securities Americas Inc.	114,125,000
UBS Securities LLC	114,125,000
The Williams Capital Group, L.P.	55,000,000
Academy Securities, Inc.	19,250,000
Telsey Advisory Group LLC	19,250,000

Total	$550,000,000

The underwriting agreement provides that the obligation of the several underwriters to pay for and accept delivery of the Series VV bonds is subject to the approval of certain legal matters by their counsel and to certain other conditions. The underwriters are obligated to take and pay for all the Series VV bonds if any are taken. The offering of the Series VV bonds by the underwriters is subject to receipt and acceptance and to the underwriters’ right to reject any order in whole or in part.

We have been advised by the underwriters that the underwriters propose to offer the Series VV bonds to the public initially at the public offering price set forth on the cover page of this prospectus supplement and may offer the Series VV bonds to certain dealers at such price less a concession not in excess of 0.500% of the principal amount of the Series VV bonds. The underwriters may allow, and such dealers may reallow, a concession not in excess of 0.250% of the principal amount of the Series VV bonds on sales to certain other dealers. After the initial public offering, the price to investors and concessions may be changed.

The Series VV bonds are a new issue of securities with no established trading market. There can be no assurance of a secondary market for the Series VV bonds or the continued liquidity of such market if one develops. The underwriters have informed us that they intend to make a market in the Series VV bonds but are under no obligation to do so and such market making may be terminated at any time without notice.

In order to facilitate the offering of the Series VV bonds, the representatives of the underwriters, or any of their respective affiliates, may engage in transactions that stabilize, maintain or otherwise affect the market price of the Series VV bonds. Specifically, the underwriters may overallot in connection with the offering, creating a short position in the Series VV bonds for their own account. In addition, to cover overallotments or to stabilize the price of the Series VV bonds, the representatives may bid for, and purchase, the Series VV bonds in the open market.

The underwriters also may impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the representatives have repurchased Series VV bonds sold by or for the account of such underwriter in stabilizing or short covering transactions.

These activities by the underwriters may stabilize, maintain or otherwise affect the market price of the Series VV bonds. As a result, the market price of the Series VV bonds may be higher than the price that otherwise might exist in the open market. The underwriters are not required to engage in these activities, and if these activities are commenced, they may be discontinued by the underwriters at any time without notice. These transactions may be effected in the over-the-counter market or otherwise.

Neither we nor any of the underwriters makes any representation or prediction as to the direction or magnitude of any effect that any of the transactions described above may have on the market price of the Series VV bonds. In addition, neither we nor any of the underwriters makes any representation that any of these transactions will be engaged in or that the transactions, once commenced, will not be discontinued without notice.

The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. Some or all of the underwriters and/or their affiliates are acting as lenders to, and/or have from time to time performed and/or are performing certain investment banking, advisory, general financing, trustee and commercial banking and other commercial transactions and services for, us and/or our affiliates for which they have received and in the future may receive customary fees and expenses. The underwriters and their affiliates may, from time to time, engage in other transactions with or perform other services for us and our affiliates in the ordinary course of their business for which they receive customary fees and expenses.

In addition, in the ordinary course of their business activities, the underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments of ours or our affiliates. If any of the underwriters or their affiliates has a lending relationship with us, certain of those underwriters or their affiliates routinely hedge, and certain other of those underwriters or their affiliates may hedge, their credit exposure to us consistent with their customary risk management policies. Typically, these underwriters and their affiliates would hedge such exposure by entering into transactions which may consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the Series VV bonds offered hereby. Any such credit default swaps or short positions could adversely affect trading prices of the Series VV bonds offered hereby. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

We have agreed to indemnify the several underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribute to payments the underwriters may be required to make because of any of those liabilities.

Expenses payable by us in connection with the offering of the Series VV bonds, excluding the underwriting discount, are estimated at $675,000.

Delayed Settlement

We expect that the delivery of the Series VV bonds will be made against payment therefor on or about the closing date specified on the cover page of this prospectus supplement, which will be the third business day following the date of this prospectus supplement. Under rules of the SEC, trades in the secondary market generally are required to settle in two business days, unless the parties to that trade expressly agree otherwise. Accordingly, purchasers who wish to trade the Series VV bonds before the second business day prior to the closing date specified on the cover page of this prospectus supplement will be required, by virtue of the fact that the normal settlement date for that trade would occur prior to the closing date for the issuance of the Series VV bonds, to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement, and should consult their own advisors with respect to these matters.

Conflicts of Interest

As described in this prospectus supplement under “Use of Proceeds,” net proceeds of this offering will be used to repay outstanding commercial paper. One or more of the underwriters participating in this offering and/or their affiliates may hold positions in our commercial paper and one or more of the underwriters act as dealers under our commercial paper program. To the extent that net proceeds from this offering are applied to repay our commercial paper or other indebtedness of ours held by any of the underwriters or their affiliates, they will receive proceeds of this offering through the repayment of that indebtedness. If 5% or more of the net proceeds of this offering (not including the underwriting discount) is used to repay our outstanding indebtedness held by at least one of the underwriters or their affiliates, this offering will be conducted in accordance with FINRA Rule 5121. In such event, such underwriter or underwriters will not confirm sales of the Series VV bonds to accounts over which they exercise discretionary authority without the prior written approval of the customer.

LEGAL MATTERS

Latham & Watkins LLP will pass upon the validity of the Series VV bonds and various other legal matters relating to the issuance and sale of the Series VV bonds on behalf of Southern California Gas Company. Kenneth Langan, Acting General Counsel of Southern California Gas Company, will pass upon certain other legal matters relating to the issuance and sale of the Series VV bonds on behalf of Southern California Gas Company. Sidley Austin LLP, San Francisco, California will act as counsel for the underwriters. Sidley Austin LLP from time to time represents Sempra Energy and certain of its subsidiaries in connection with certain legal matters.

EXPERTS

The financial statements incorporated in this prospectus supplement and the accompanying prospectus by reference from Southern California Gas Company’s Annual Report on Form 10-K for the year ended December 31, 2017 and the effectiveness of Southern California Gas Company’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein and therein by reference. Such financial statements have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

PROSPECTUS

$1,850,000,000

SOUTHERN CALIFORNIA GAS COMPANY

Senior Debt Securities

First Mortgage Bonds

Series Preferred Stock

We may offer and sell senior debt securities, first mortgage bonds and series preferred stock, without par value, from time to time in one or more offerings. The senior debt securities, the first mortgage bonds and the series preferred stock are collectively referred to in this prospectus as the “offered securities.” This prospectus provides you with a general description of the offered securities.

Each time we sell offered securities we will provide a supplement to this prospectus that contains specific information about the offering and the amounts, prices and terms of the particular offered securities being offered at that time. The supplement may also add, update or change information contained in this prospectus with respect to that offering. You should carefully read this prospectus and the applicable prospectus supplement before you invest in any of the offered securities.

We may offer and sell any offered securities described in this prospectus and any prospectus supplement to or through one or more underwriters, dealers and agents, or directly to purchasers, or through a combination of these methods. If any underwriters, dealers or agents are involved in the sale of any offered securities, their names and any applicable purchase price, fee, commission or discount arrangement between or among them will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement. See the sections of this prospectus entitled “About this Prospectus” and “Plan of Distribution” for more information. No offered securities may be sold without delivery of this prospectus and the applicable prospectus supplement describing the method and terms of the offering of such offered securities.

Investing in the offered securities involves risks. See the information under the heading “Risk Factors” on page 2 of this prospectus, and any similar section contained in the applicable prospectus supplement, concerning factors you should consider before investing in the offered securities.

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is February 1, 2018

ABOUT THIS PROSPECTUS

This prospectus is part of a “shelf” registration statement that we filed with the United States Securities and Exchange Commission, or the “SEC.” By using a shelf registration statement, we may sell up to $1,850,000,000 aggregate offering price of any combination of the offered securities described in this prospectus from time to time and in one or more offerings. This prospectus only provides you with a general description of the offered securities that we may offer. Each time that we offer and sell offered securities, we will provide a prospectus supplement to this prospectus that contains specific information about the offered securities being offered and sold and the specific terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to that offering. The prospectus supplement or free writing prospectus may also add, update or change information contained in this prospectus with respect to that offering. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement or free writing prospectus, you should rely on the prospectus supplement or free writing prospectus, as applicable. Before purchasing any securities, you should carefully read both this prospectus and the applicable prospectus supplement (and any applicable free writing prospectus), together with the additional information described under the heading “Where You Can Find More Information; Incorporation by Reference.”

We have not authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus, any applicable prospectus supplement or any free writing prospectuses prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We will not make an offer to sell the offered securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and the applicable prospectus supplement to this prospectus is accurate only as of the date on its respective cover, that the information appearing in any applicable free writing prospectus is accurate only as of the date of that free writing prospectus, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates. This prospectus incorporates by reference, and any prospectus supplement or free writing prospectus may contain and incorporate by reference, market, demographic and industry data and forecasts that are based on or derived from independent industry publications, publicly available information and other information from third parties or that have been compiled or prepared by our management or employees. Although we believe that these third party sources are reliable, we do not guarantee the accuracy or completeness of information provided by or derived from these third party sources, and we have not independently verified this information. In addition, market, demographic and industry data and forecasts that may be included or incorporated by reference in this prospectus, any prospectus supplement or any free writing prospectus may involve estimates, assumptions and other uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” contained in this prospectus, the applicable prospectus supplement and any related free writing prospectus, and under similar headings in documents that are incorporated by reference into this prospectus. Accordingly, investors should not place undue reliance on this information.

i

SOUTHERN CALIFORNIA GAS COMPANY

We are the nation’s largest natural gas distribution utility and an indirect subsidiary of Sempra Energy, a California-based Fortune 500 company. For additional information concerning us, you should refer to the information described under the caption “Where You Can Find More Information; Incorporation by Reference” in this prospectus.

Our principal executive offices are located at 555 West Fifth Street, Los Angeles, California 90013 and our telephone number is (213) 244-1200. Our web site is www.socalgas.com. This reference to our web site is not an active hyperlink and the information found on our web site does not constitute a part of this prospectus.

The terms “we,” “our” and “us” are used in this document for purposes of convenience and, unless otherwise expressly stated, are intended to refer to Southern California Gas Company and its subsidiaries (if any), either individually or collectively, as the context may require. When we refer to “you,” we mean the potential purchasers of the applicable offered securities.

RISK FACTORS

Investment in any offered securities offered pursuant to this prospectus and the applicable prospectus supplement involves risks. You should carefully consider the risk factors incorporated by reference to our most recent Annual Report on Form 10-K, any subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed (and not furnished) by us with the SEC subsequent to the last day of the fiscal year covered by our most recent Annual Report on Form 10-K and all other information contained or incorporated by reference into this prospectus, as updated by our subsequent filings under the Securities Exchange Act of 1934, as amended, that are also incorporated by reference in this prospectus, and the risk factors and other information contained in the applicable prospectus supplement and any applicable free writing prospectus before acquiring any of such offered securities. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities.

USE OF PROCEEDS

Unless stated otherwise in the applicable prospectus supplement, we will use the net proceeds from the sale of the offered securities to expand and improve our utility plant, to refund and retire indebtedness, for working capital and other general corporate purposes and to replenish funds previously expended for these purposes.

RATIOS OF EARNINGS TO FIXED CHARGES AND OF EARNINGS TO COMBINED FIXED

CHARGES AND PREFERRED STOCK DIVIDENDS

The following table sets forth the ratios of our earnings to fixed charges and of our earnings to combined fixed charges and preferred stock dividends for each of the years in the five-year period ended December 31, 2016 and for the nine months ended September 30, 2017:

	Nine Months Ended September 30, 2017	Years Ended December 31,
		2016	2015	2014	2013	2012
Ratio of earnings to fixed charges	5.12	5.35	6.74	6.96	7.23	5.72
Ratio of earnings to combined fixed charges and preferred stock dividends	5.07	5.26	6.61	6.79	7.05	5.58

For information regarding how these ratios were calculated, please see Exhibit 12.3 to our Quarterly Report on Form 10-Q for the nine months ended September 30, 2017.

DESCRIPTION OF OFFERED SECURITIES

The following is a general description of some of the terms and provisions of the offered securities. These descriptions are not a complete description of the terms and provisions of each offered security. Any prospectus supplement and any free writing prospectus will describe additional terms and provisions of the offered securities offered thereby. The prospectus supplement or any free writing prospectus may also add, update or change the terms and provisions of the offered securities as described in this prospectus. For more information about the offered securities, please refer to:

•	the form of the indenture between us and U.S. Bank National Association, as trustee, relating to the issuance of each series of senior debt securities by us (the “senior indenture”);

•

the first mortgage indenture dated October 1, 1940 (the “original indenture”) between us and U.S. Bank National Association, as successor trustee, relating to the issuance of each series of first mortgage bonds by us, as amended by supplemental indentures dated as of August 1, 1955, December 1, 1956, June 1, 1965, August 1, 1972, May 1, 1976 and September 15, 1981 (collectively, the “mortgage bond indenture”); and

•

the applicable certificate of determination establishing the designation and terms of any series of our series preferred stock we are offering hereunder, which will be filed as an exhibit to the registration statement of which this prospectus is a part or a document incorporated by reference herein, and the description of our series preferred stock contained in our restated articles of incorporation.

These documents or forms of these documents are or will be filed as exhibits to the registration statement of which this prospectus is a part or a document incorporated by reference herein. The indentures are subject to and governed by the Trust Indenture Act of 1939, as amended, and may be supplemented or amended from time to time.

DESCRIPTION OF SENIOR DEBT SECURITIES

Unless indicated differently in a prospectus supplement or a free writing prospectus, the following is a general description of some of the terms and provisions of the senior debt securities we may offer and sell by this prospectus. In this section, references to “indenture” mean the senior indenture and references to “we,” “our” and “us” mean, unless otherwise expressly stated or the context otherwise requires, Southern California Gas Company excluding its subsidiaries (if any).

The senior debt securities will be governed by the indenture. The indenture gives us broad authority to set the particular terms of each series of senior debt securities, including the right to modify certain of the terms contained in the indenture. The particular terms of a series of senior debt securities and the extent, if any, to which the particular terms of the series modify the terms of the indenture will be described in the accompanying prospectus supplement, or a free writing prospectus, relating to such series of senior debt securities.

The indenture contains the full legal text of the matters described in this section. The following description of certain provisions of the indenture and our senior debt securities is not complete and is subject to and qualified in its entirety by reference to all the provisions of the indenture, including definitions of terms used in the indenture, and by the certificates evidencing the debt securities of each series, copies of which have been or will be filed or incorporated by reference as exhibits to the registration statement of which this prospectus is a part or to a document incorporated by reference in this prospectus and which may be obtained as described under “Where You Can Find More Information; Incorporation by Reference.” We also include references in parentheses to particular sections of the indenture. Whenever we refer to particular sections or defined terms of the indenture in this prospectus or in a prospectus supplement, those sections or defined terms are incorporated by reference into this prospectus or the applicable prospectus supplement. This description also is subject to and qualified by reference to the description of the particular terms of a particular series of senior debt securities described in the applicable prospectus supplement or free writing prospectus.

General

We may issue an unlimited amount of senior debt securities under the indenture in one or more series. We are not required to issue all senior debt securities of one series at the same time and, unless otherwise provided in a prospectus supplement, we may reopen a series, without the consent of the holders of the senior debt securities of that series, for issuances of additional senior debt securities of that series. The senior debt securities will be our unsecured obligations.

Prior to the issuance of each series of senior debt securities, the terms of the particular securities will be specified in either a supplemental indenture or a board resolution and one or more officers’ certificates. We refer you to the applicable prospectus supplement for a description of the following terms of each series of senior debt securities:

•	the title of the senior debt securities;

•	any limit upon the aggregate principal amount of the senior debt securities;

•	the date or dates on which principal will be payable or the method of determining such date or dates;

•

the rate or rates or method of determination of interest; the date or dates from which interest will accrue; the dates on which interest will be payable, which we refer to as the “interest payment dates”; the manner (if any) of determination of such interest payment dates; and any record dates for the interest payable on the interest payment dates;

•

any obligation or option we have to redeem or purchase senior debt securities, or any option of the registered holder to require us to redeem or repurchase senior debt securities, and the terms and conditions upon which the senior debt securities will be redeemed or purchased;

•	the denominations in which the senior debt securities will be issuable, if other than denominations of $1,000 and any integral multiple thereof;

•	whether the senior debt securities are to be issued in whole or in part in the form of one or more global debt securities and, if so, the identity of the depositary for the global debt securities;

•

any addition, modification or deletion of any events of default or covenants provided in the indenture with respect to the senior debt securities and any change in the acceleration provisions with respect to the senior debt securities; and

•	any other terms of the senior debt securities that may be different from those described below.

(See Section 301.)

Ranking

The senior debt securities will be our unsecured and unsubordinated obligations. The indebtedness represented by the senior debt securities will rank equally with all our other unsecured and unsubordinated debt. The senior debt securities are our obligations exclusively, and are not the obligations of our subsidiaries (if any) or our parent or of Sempra Energy. Although the senior debt securities will be our senior unsubordinated obligations, the outstanding first mortgage bonds will have a claim to the assets securing the first mortgage bonds prior to any claim by holders of the senior debt securities.

Payment of Senior Debt Securities—Interest

We will pay interest on the senior debt securities on each interest payment date by check mailed to the person in whose name the senior debt securities are registered as of the close of business on the regular record date relating to the interest payment date.

However, if we default in paying interest on a senior debt security, we will pay defaulted interest in either of the two following ways:

•

We will first propose to the trustee a payment date for the defaulted interest. Next, the trustee will choose a special record date for determining which registered holders are entitled to the payment. The special record date will be from 10 to 15 days before the proposed payment date. Finally, we will pay the defaulted interest on the payment date to the registered holder of the senior debt securities as of the close of business on the special record date.

•

Alternatively, we can propose to the trustee any other lawful manner of payment that is consistent with the requirements of any securities exchange on which the senior debt securities are listed for trading. If the trustee thinks the proposal is practicable, payment will be made as proposed.

(See Section 307.)

Payment of Senior Debt Securities—Principal

We will pay principal of and any premium on the senior debt securities at stated maturity, upon redemption or as otherwise required, upon presentation of the senior debt securities at the office of the trustee, as paying agent. Any other paying agent initially designated for the senior debt securities of a particular series will be named in the applicable prospectus supplement. In our discretion, we may appoint one or more additional paying agents and security registrars and designate one or more additional places for payment and for registration of transfer. Unless otherwise specified in the applicable prospectus supplement, a place for payment and registration of transfer of the senior debt securities will be provided in the Borough of Manhattan, the City of New York, New York. (See Section 1002.)

If any interest payment date, redemption date or the maturity date of the senior debt securities is not a business day at any place of payment, then payment of the principal, premium, if any, and interest may be made on the next business day at that place of payment. In that case, no interest will accrue on the amount payable for the period from and after the applicable interest payment date, redemption date or maturity date, as the case may be.

Form; Transfers; Exchanges

The senior debt securities initially will be issued in book-entry form and represented by one or more global securities deposited with, or on behalf of, The Depository Trust Company (“DTC”), as depositary, and registered in the name of Cede & Co., its nominee. This means that you will not be entitled to receive a certificate for the senior debt securities that you purchase except under the limited circumstances described below under the caption “Global Securities.” If any of the senior debt securities are issued in certificated form they will be issued only in fully registered form without coupons, in denominations of $1,000 and integral multiples of $1,000.

So long as the senior debt securities are in book-entry form, you will receive payments and may transfer senior debt securities only through the facilities of DTC and its direct and indirect participants as described below under the caption “Global Securities.” We will maintain an office or agency in the Borough of Manhattan, The City of New York where notices and demands in respect of the senior debt securities and the indenture may be delivered to us and where certificated senior debt securities including the senior debt securities may be surrendered for payment, registration of transfer or exchange. That office or agency will initially be an office of the trustee, which is currently located at 100 Wall Street, Suite 1600, New York, New York 10005.

You may have your senior debt securities divided into senior debt securities of smaller authorized denominations, or combined into senior debt securities of larger authorized denominations, as long as the total principal amount is not changed. This is called an “exchange.” (See Section 305.)

You may exchange or transfer senior debt securities at the office of the trustee. The trustee acts as our agent for registering senior debt securities in the names of holders and transferring senior debt securities. We may appoint another agent or act as our own agent for this purpose. The entity performing the role of maintaining the list of registered holders is called the “security registrar.” It will also perform transfers. (See Section 305.)

In our discretion, we may change the place for registration of transfer of the senior debt securities and may remove and/or appoint one or more additional security registrars. (See Sections 305 and 1002.)

Except as otherwise provided in a prospectus supplement, there will be no service charge for any transfer or exchange of the senior debt securities, but you may be required to pay a sum sufficient to cover any tax or other governmental charge payable by us in connection with the transfer or exchange. We may block the transfer or exchange of (a) senior debt securities during a period of 15 days prior to giving any notice of redemption or (b) any senior debt security selected for redemption in whole or in part, except the unredeemed portion of any senior debt security being redeemed in part. (See Section 305.)

Optional Redemption

The redemption provisions, if any, applicable to the senior debt securities will be set forth in the applicable prospectus supplement.

We will mail notice of any redemption at least 30 days, but not more than 60 days, before the redemption date to each registered holder of the senior debt securities to be redeemed. Once notice of redemption is mailed, the senior debt securities called for redemption will become due and payable on the redemption date and at the applicable redemption price, plus accrued and unpaid interest to the redemption date. If we elect to redeem all or a portion of the senior debt securities, that redemption will not be conditional upon receipt by the paying agent or the trustee of monies sufficient to pay the redemption price. (See Section 1104.)

Senior debt securities will cease to bear interest on the redemption date. We will pay the redemption price and any accrued interest once the senior debt securities are surrendered for redemption. (See Section 1105.) If only part of a senior debt security is redeemed, the trustee will deliver new senior debt securities of the same series for the remaining portion without charge. (See Section 1106.) Unless we default in payment of the redemption price, on and after the redemption date interest will cease to accrue on the senior debt securities or portions thereof called for redemption.

In the event that we elect to redeem only a portion of the senior debt securities, the senior debt securities to be redeemed will be selected in accordance with the procedures of DTC, in the case of senior debt securities represented by a global security, or by the trustee by a method the trustee deems to be fair and appropriate, in the case of senior debt securities that are not represented by a global security.

Events of Default

An “event of default” occurs with respect to the senior debt securities of any series if:

•	we do not pay interest on any senior debt securities of the applicable series within 30 days of the due date;

•	we do not pay the principal of or premium on any senior debt securities of the applicable series on the due date;

•	we do not make a sinking fund payment when due by the terms of senior debt securities of the applicable series;

•

we remain in breach of a covenant or warranty (excluding covenants and warranties solely applicable to another series of debt securities issued under the indenture) in the indenture or the senior debt securities of the applicable series for 60 days after we receive a written notice of default stating we are in breach and requiring remedy of the breach; the notice must be sent by either the trustee or registered holders of at least 25% of the principal amount of the outstanding senior debt securities of the affected series;

•	we file for bankruptcy or other specified events in bankruptcy, insolvency, receivership or reorganization occur; or

•	any other event of default specified in the prospectus supplement for such series occurs.

(See Section 501.)

No event of default with respect to a series of senior debt securities necessarily constitutes an event of default with respect to the senior debt securities of any other series issued under the indenture.

Remedies

Acceleration

If an event of default occurs and is continuing with respect to any series of senior debt securities, then either the trustee or the registered holders of at least 25% in principal amount of the outstanding senior debt securities of that series may declare the principal amount of all of the senior debt securities of that series, together with accrued and unpaid interest thereon, to be due and payable immediately. (See Section 502.)

Rescission of Acceleration

After the declaration of acceleration has been made with respect to any series of senior debt securities and before the trustee has obtained a judgment or decree for payment of the money due, the declaration and its consequences will be rescinded and annulled, if:

(a) we pay or deposit with the trustee a sum sufficient to pay:

•	all overdue interest on the senior debt securities of that series, other than interest which has become due by declaration of acceleration;

•	the principal of and any premium on the senior debt securities of that series which have become due, otherwise than by the declaration of acceleration, and overdue interest on these amounts;

•	interest on overdue interest, other than interest which has become due by declaration of acceleration, on the senior debt securities of that series to the extent lawful;

•	all amounts due to the trustee under the indenture; and

(b) all events of default with respect to the senior debt securities of that series, other than the nonpayment of the principal and interest which has become due solely by the declaration of acceleration, have been cured or waived as provided in the indenture.

(See Section 502.)

For more information as to waiver of defaults, see “—Waiver of Default and of Compliance” below.

Control by Registered Holders; Limitations

If an event of default with respect to the senior debt securities of any series occurs and is continuing, the registered holders of a majority in principal amount of the outstanding senior debt securities of that series, voting as a single class, without regard to the holders of outstanding senior debt securities of any other series that may also be in default, will have the right to direct the time, method and place of:

•	conducting any proceeding for any remedy available to the trustee with respect to the senior debt securities of that series; and

•	exercising any trust or power conferred on the trustee with respect to the senior debt securities of that series.

These rights of registered holders to give directions are subject to the following limitations:

•	the registered holders’ directions do not conflict with any law or the indenture; and

•	the direction is not unduly prejudicial to the rights of holders of the senior debt securities of that series who do not join in that action.

The trustee may also take any other action it deems proper which is consistent with the registered holders’ direction. (See Sections 512 and 603.)

In addition, the indenture provides that no registered holder of senior debt securities of any series will have any right to institute any proceeding, judicial or otherwise, with respect to the indenture or for the appointment of a receiver or for any other remedy under the indenture unless:

•	that registered holder has previously given the trustee written notice of a continuing event of default;

•

the registered holders of at least 25% in aggregate principal amount of the outstanding senior debt securities of that series have made written request to the trustee to institute proceedings in respect of that event of default and have offered the trustee reasonable indemnity against costs and liabilities incurred in complying with the request; and

•

for 60 days after receipt of the notice, the trustee has failed to institute a proceeding and no direction inconsistent with the request has been given to the trustee during the 60-day period by the registered holders of a majority in aggregate principal amount of outstanding senior debt securities of that series.

Furthermore, no registered holder will be entitled to institute any action if and to the extent that the action would disturb or prejudice the rights of other registered holders of senior debt securities. (See Section 507.)

However, each registered holder has an absolute and unconditional right to receive payment when due and to bring a suit to enforce that right. (See Section 508.)

Notice of Default

The trustee is required to give the registered holders of senior debt securities of the affected series notice of any default under the indenture to the extent required by the Trust Indenture Act; except that in the case of an event of default of the character specified above in the fourth bullet under the caption “—Events of Default,” no notice will be given to such registered holders until at least 30 days after the occurrence of the default. The Trust Indenture Act currently permits the trustee to withhold notices of default (except for certain payment defaults) if the trustee in good faith determines the withholding of the notice to be in the interests of the registered holders. (See Section 602.)

We will furnish the trustee with an annual statement as to our compliance with the conditions and covenants in the indenture. (See Section 1005.)

Waiver of Default and of Compliance

The registered holders of a majority in aggregate principal amount of the outstanding senior debt securities of any series, voting as a single class, without regard to the holders of outstanding senior debt securities of any other series, may waive, on behalf of all registered holders of the senior debt securities of that series, any past default under the indenture, except a default in the payment of principal, premium or interest, or with respect to compliance with certain provisions of the indenture that cannot be amended without the consent of the registered holder of each outstanding senior debt security of that series. (See Section 513.)

Compliance with certain covenants in the indenture or otherwise provided with respect to senior debt securities of any series may be waived by the registered holders of a majority in aggregate principal amount of the senior debt securities of that series. (See Section 1006.)

Consolidation, Merger and Conveyance of Assets as an Entirety; No Financial Covenants

We have agreed not to consolidate or merge with or into any other entity, or to sell, transfer, lease or otherwise convey any of our property and assets as an entirety or substantially as an entirety to any entity, unless:

•

we are the continuing entity (in the case of a merger) or the successor entity formed by such consolidation or into which we are merged or which acquires by sale, transfer, lease or other conveyance our property and assets, as an entirety or substantially as an entirety, is a corporation organized and existing under the laws of the United States of America or any state thereof or the District of Columbia, and expressly assumes, by supplemental indenture, the due and punctual payment of the principal, premium and interest on all the senior debt securities and the performance of all of the covenants under the indenture; and

•

immediately after giving effect to the transaction, no event of default, and no event which after notice or lapse of time or both would become an event of default, has or will have occurred and be continuing.

The indenture does not contain any financial or other similar restrictive covenants.

(See Section 801.)

Modification of Indenture

Without Registered Holder Consent

Without the consent of any registered holders of senior debt securities, we and the trustee may enter into one or more supplemental indentures for any of the following purposes:

•	to evidence the succession of another entity to us; or

•	to add one or more covenants for the benefit of the holders of all or any series of senior debt securities or to surrender any right or power conferred upon us; or

•

to add any additional events of default for all or any series of senior debt securities; or to change or eliminate any provision of the indenture so long as the change or elimination does not apply to any senior debt securities entitled to the benefit of such provision; or to add any new provision to the indenture, in addition to the provisions which may otherwise be added to the indenture pursuant to the other clauses of this paragraph, so long as the addition does not apply to any outstanding senior debt securities; or

•	to provide security for the senior debt securities of any series; or

•	to establish the form or terms of senior debt securities of any series, as permitted by the indenture; or

•	to evidence and provide for the acceptance of appointment of a separate or successor trustee; or

•

to cure any ambiguity, defect or inconsistency or to make any other changes with respect to any series of senior debt securities that do not adversely affect the interests of the holders of senior debt securities of that series in any material respect.

(See Section 901.)

With Registered Holder Consent

Subject to the following sentence, we and the trustee may, with some exceptions, amend or modify the indenture with the consent of the registered holders of at least a majority in aggregate principal amount of the senior debt securities of each series affected by the amendment or modification. However, no amendment or modification may, without the consent of the registered holder of each outstanding senior debt security affected thereby:

•

change the stated maturity of the principal or interest on any senior debt security or reduce the principal amount, interest or premium payable or change any place of payment where or the currency in which any senior debt security is payable, or impair the right to bring suit to enforce any payment;

•	reduce the percentages of registered holders whose consent is required for any supplemental indenture or waiver; or

•	modify certain of the provisions in the indenture relating to supplemental indentures and waivers of certain covenants and past defaults.

A supplemental indenture which changes or eliminates any provision of the indenture expressly included solely for the benefit of holders of senior debt securities of one or more particular series will be deemed not to affect the interests under the indenture of the holders of senior debt securities of any other series.

(See Section 902.)

Defeasance

The indenture provides, unless the terms of the particular series of senior debt securities provide otherwise, that we may, upon satisfying several conditions, be discharged from our obligations, with some exceptions, with respect to any series of senior debt securities, which we refer to as “defeasance.”

One condition we must satisfy is the irrevocable deposit with the trustee, in trust, of money and/or government obligations which, through the scheduled payment of principal and interest on those obligations, would provide sufficient funds to pay the principal of and any premium and interest on those senior debt securities on the maturity dates of the payments or upon redemption.

In addition, we will be required to deliver an opinion of counsel to the effect that a holder of senior debt securities will not recognize income, gain or loss for federal income tax purposes as a result of the defeasance and will be subject to federal income tax on the same amounts, at the same times and in the same manner as if that defeasance had not occurred. The opinion of counsel must be based upon a ruling of the Internal Revenue Service or a change in law after the date of the indenture.

(See Article XIII.)

Satisfaction and Discharge

The indenture will cease to be of further effect with respect to any series of senior debt securities, and we will be deemed to have satisfied and discharged all of our obligations under the indenture, except as noted below, when:

•	all outstanding senior debt securities of such series have become due or will become due within one year at their stated maturity or on a redemption date; and

•	we deposit with the trustee, in trust, funds that are sufficient to pay and discharge all remaining indebtedness on the outstanding senior debt securities of such series.

We will remain obligated to pay all other amounts due under the indenture and to perform certain ministerial tasks as described in the indenture.

(See Section 401.)

Resignation and Removal of the Trustee; Deemed Resignation

The trustee with respect to any series of senior debt securities may resign at any time by giving us written notice. The trustee may also be removed with respect to the senior debt securities of any series by act of the registered holders of a majority in principal amount of the then outstanding senior debt securities of such series. No resignation or removal of the trustee and no appointment of a successor trustee will become effective until the acceptance of appointment by a successor trustee in accordance with the requirements of the indenture. Under certain circumstances, we may appoint a successor trustee with respect to such series and if the successor trustee accepts, the trustee will be deemed to have resigned. (See Section 610.)

Miscellaneous Provisions

The indenture provides that certain senior debt securities, including those for which payment or redemption money has been deposited or set aside in trust as described under the caption “—Satisfaction and Discharge” above, will not be deemed to be “outstanding” in determining whether the registered holders of the requisite principal amount of the outstanding senior debt securities have given or taken any demand, direction, consent or other action under the indenture as of any date, or are present at a meeting of registered holders for quorum purposes. (See Section 101.)

We will be entitled to set any day as a record date for the purpose of determining the registered holders of outstanding senior debt securities of any series entitled to give or take any demand, direction, consent or other action under the indenture, in the manner and subject to the limitations provided in the indenture. In certain circumstances, the trustee also will be entitled to set a record date for action by registered holders of any series. If a record date is set for any action to be taken by registered holders of particular senior debt securities, the action may be taken only by persons who are registered holders of the respective senior debt securities on the record date. (See Section 104.)

Governing Law

The indenture and the related senior debt securities will be governed by and construed in accordance with the laws of the State of New York. (See Section 112.)

DESCRIPTION OF FIRST MORTGAGE BONDS

Unless indicated differently in a prospectus supplement or a free writing prospectus, the following is a general description of some of the terms and provisions of the first mortgage bonds we may offer and sell by this prospectus. In this section, references to the “bonds” mean the first mortgage bonds, references to “indenture” mean the mortgage bond indenture and references to “we,” “our” and “us” mean, unless otherwise expressly stated or the context otherwise requires, Southern California Gas Company excluding its subsidiaries (if any).

The bonds will be governed by the indenture. The indenture gives us broad authority to set the particular terms of each series of bonds, including the right to modify certain of the terms contained in the indenture. The particular terms of a series of bonds and the extent, if any, to which the particular terms of the series modify the terms of the indenture will be described in the accompanying prospectus supplement, or a free writing prospectus, relating to such series of bonds.

The indenture contains the full legal text of the matters described in this section. The following description of certain provisions of the indenture and the bonds is not complete and is subject to and qualified in its entirety by reference to all the provisions of the indenture, including definitions of terms used in the indenture, and the certificates evidencing the bonds of each series, copies of which have been or will be filed or incorporated by reference as exhibits to the registration statement of which this prospectus is a part or to a document incorporated by reference in this prospectus and which may be obtained as described under “Where You Can Find More Information; Incorporation by Reference.” We also include references in parentheses to certain sections of the indenture. Whenever we refer to particular sections or defined terms of the indenture in this prospectus or in a prospectus supplement, those sections or defined terms are incorporated by reference into this prospectus or the applicable prospectus supplement. This description also is subject to and qualified by reference to the description of the particular terms of a particular series of bonds described in the applicable prospectus supplement or free writing prospectus.

General

We may issue bonds under the indenture in one or more series, subject to the limitations described below under the caption “Issuance of Additional Bonds.” Bonds in registered form may be issued in denominations of $1,000, $5,000, $10,000, $25,000 or integral multiples of $25,000. Unless specified otherwise in the applicable prospectus supplement, the bonds will be issued in book-entry form as described under the caption “Global Securities” in this prospectus. Bonds will be payable, exchangeable for bonds of other authorized denominations and transferable at the principal office of the trustee, in San Francisco, California and any other places designated by us for payment. (Section 2.01)

Prior to the issuance of each series of bonds, the terms and conditions of the particular series of bonds will be specified in a supplemental indenture. We refer you to the applicable prospectus supplement for a description of the following terms of each series of bonds:

•	the title or designation of the bonds;

•	the aggregate principal amount of the bonds in such series;

•	the date or dates on which principal will be payable or how to determine the dates;

•

the rate or rates or method of determining interest, the date from which interest will accrue, the dates on which interest will be payable, which we refer to as the “interest payment dates,” and any record dates for the interest payable on the interest payment dates;

•

whether we will have any obligation or option to redeem, purchase or repay bonds of such series prior to their maturity and the terms and conditions upon which the bonds may be redeemed, purchased or repaid;

•	whether the bonds will be entitled to the benefits of any purchase, sinking, improvement or trust fund;

•

whether the bonds will be issuable as coupon bonds, fully registered bonds without coupons or, if provided in a supplemental indenture, as global securities (as defined below under the caption “Global Securities”); and

•	any other terms and conditions of the bonds that may supplement those described below. (See Section 2.01.)

Issuance of Additional Bonds

Additional bonds secured by the indenture may be issued in a maximum aggregate principal amount equal to the sum of:

•	66 2⁄3% of the Net Bondable Value of Property Additions that have not been applied to other indenture purposes; (See Section 4.04.)

•	100% of the amount of cash deposited with the trustee for the purpose of issuing additional bonds; (See Section 4.05.) and

•

100% of the aggregate principal amount of Refundable Bonds, which include bonds that have been retired by payment at maturity, redemption or purchase (other than through sinking fund payments or other funds deposited with the trustee as Mortgaged Property) and not applied to other indenture purposes. (See Section 4.06.)

However, the aggregate principal amount of bonds that we can issue under the indenture may not exceed 50% of our Net Investment in Mortgaged Property, after giving effect to the issuance of such additional bonds. (See Section 4.01.) In addition, no additional bonds may be issued under the indenture (except under certain circumstances relating to those issued on the basis of Refundable Bonds) unless the Net Earnings of the Corporation Available for Interest for any 12 consecutive months in the past 15 months equals at least twice our annual interest charges on the sum of (i) all the bonds outstanding under the indenture and such additional bonds, (ii) in the event of our consolidation or merger or transfer of all of our property as an entirety, the indebtedness of any successor corporation maturing more than one year from the date of its issuance, but only if such successor corporation does not secure the bonds with a lien on all of its property, other than Excepted Property, and (iii) all of our indebtedness secured by any of the Mortgaged Property in priority to or pari passu with the lien securing the bonds. (See Section 4.03.) Other than as described above, the indenture does not limit the amount of indebtedness that we may incur. However, our issuance of long-term indebtedness is regulated by the California Public Utilities Commission.

Additional bonds which may be issued may vary from any existing bonds as to maturity, interest rate, redemption, sinking fund and in certain other respects as described above under the caption “General.”

Security for the Bonds

The bonds will be secured by the indenture which constitutes a first lien upon all of our real and personal property, other than Excepted Property, subject to easements, rights of way, conditions, reservations and restrictions of record, and to the lien of taxes and assessments not delinquent, and also subject to Permissible Encumbrances, purchase money liens, liens existing on property at the time such property was acquired by us, liens resulting from claims and demands of mechanics, laborers and others the validity of which are being contested in good faith and the prior lien securing the trustee’s right to compensation, reimbursement and indemnity. (See granting clauses and Sections 5.09 and 14.10). All of the bonds issued under the indenture will be equally and ratably secured by the indenture, subject to the provisions relating to any sinking or similar fund for the benefit of any bonds of a particular series and other than cash held by the trustee for the payment of particular bonds (See Sections 5.03 and 10.12).

Subject to limitations and exceptions described in the indenture, all property acquired by us after the date of the indenture, other than Excepted Property, will be further security as described in the indenture. (See Section 5.09.) In addition, the indenture creates a lien on the Mortgaged Property prior to the lien securing the bonds in order to secure the trustee’s right to compensation, reimbursement and indemnity. (See Sections 5.17, 6.04, 9.26, 14.10 and 14.11.)

Ranking

The bonds of each series will be our secured and unsubordinated obligations and will rank equally in right of payment with all other bonds issued under the indenture. The bonds will rank first in right of payment with respect to proceeds from Mortgaged Property (subject to easements, rights of way, conditions, reservations and restrictions of record, and to the lien of taxes and assessments not delinquent, and also subject to Permissible Encumbrances, purchase money liens, liens existing on property at the time such property was acquired by us, liens resulting from claims and demands of mechanics, laborers and others the validity of which are being contested in good faith, and the prior lien securing the trustee’s right to compensation, reimbursement and indemnity), and otherwise will rank equal in right of payment with all of our other unsubordinated and unsecured indebtedness. The bonds are our obligations exclusively, and are not the obligations of any of our subsidiaries (if any) or affiliates.

Payment of Bonds—Principal and Interest

We will pay principal of the bonds at stated maturity, upon redemption or otherwise, upon presentation of the bonds at the office of the trustee, as our paying agent. We will make payments on the bonds in book-entry form to DTC or its nominee, as the registered owner of the bonds, by wire transfer of immediately available funds. If bonds are issued in definitive certificated form under the limited circumstances described below under the caption “Global Securities,” we will have the option of paying interest by check mailed to the addresses of the persons entitled to payment or by wire transfer to bank accounts in the United States designated in writing to the trustee at least 15 days before the payment date by the persons entitled to payment.

Form; Transfers; Exchanges

Bonds may be issued in denominations of $1,000, $5,000, $10,000, $25,000 or integral multiples of $25,000. Unless otherwise indicated in the applicable prospectus supplement, the bonds will be issued in book-entry form represented by one or more global securities deposited with, or on behalf of, DTC, as depositary, and registered in the name of Cede & Co., its nominee. You will not be entitled to receive a certificate for the bonds in book-entry form that you purchase except under the limited circumstances described below under the caption “Global Securities.”

You will receive payments and may transfer bonds in book-entry form only through the facilities of DTC and its direct and indirect participants as described below under the caption “Global Securities.” We will maintain an office or agency where notices and demands in respect of the bonds and the indenture may be delivered to us and where certificated bonds may be surrendered for payment, registration of transfer or exchange, which will be at the principal office of the trustee, in San Francisco, California, and any other places specified in the applicable prospectus supplement. (See Sections 2.01, 2.03 and 2.04.)

Optional Redemption

Unless specified otherwise in an applicable prospectus supplement, we may redeem at our option at any time or from time to time all or any part of the bonds of any applicable series that we may offer and sell by such prospectus supplement at the redemption price specified therein for that respective series of bonds. In the event that we elect to redeem only a portion of a series of bonds, the bonds to be redeemed shall be selected by the trustee by lot in such manner as it shall deem fair and, if so provided in the applicable prospectus supplement in the case of bonds represented by a global security, in accordance with the procedures of DTC. (See Section 7.01.)

We will mail notice of any redemption at least 30 days but not more than 60 days before the redemption date to each holder of the bonds to be redeemed. (See Section 7.02.) On or prior to the redemption date, we will deposit with the trustee a sum of money sufficient to redeem the bonds to be held in trust for the account of the holders thereof. (See Section 7.03.) Following notice of redemption and deposit of the redemption price with the trustee on or before the applicable redemption date, interest on the bonds or portions thereof called for redemption shall cease to accrue from and after such redemption date. Upon surrender of the bonds, we will pay the holders of the surrendered bonds the principal and accrued interest of the redeemed bonds or, if only a portion of the principal of a particular bond is being redeemed, that portion of the principal and interest attributable to such redeemed portion. (See Sections 7.04 and 7.05.) All of the bonds redeemed and paid shall be cancelled. (See Section 7.06.)

Renewal Fund

We will pay to the trustee annually on April 1, as a renewal fund, an amount equal to (1) the amounts actually appropriated by us from earnings during the preceding calendar year as provisions for depreciation, depletion and retirements of Mortgaged Property and, if such appropriations are calculated on a sinking fund or similar compound interest method, including the portion thereof representing interest accrual as well as the portion thereof representing the annuity charge, minus (2) credits (which may include credits from prior years), taken at our option, for:

•	payments in cash or bonds made by us to a sinking fund or a similar fund under which cash paid to the trustee is to be used only to retire bonds;

•	the lesser of the cost or fair value of specified Property Additions purchased, constructed or otherwise acquired by us;

•	the lesser of the cost or fair value of certain additions to properties securing bonds established as refundable pursuant to the indenture; and

•

the principal amount of certain bonds which have been purchased, paid, redeemed, cancelled or otherwise retired, and which have not been used nor will be available for any other indenture purpose, including the issuance of additional bonds. (See Sections 8.02 and 8.04.)

Renewal fund payments that we pay in cash and any other monies held by the trustee as part of the Mortgaged Property may, at our option:

•

be withdrawn by us, subject to certain conditions, in an amount equal to the lesser of the cost or fair value of specified Property Additions purchased, constructed or otherwise acquired by us, or in an amount equal to the amount of Refundable Bonds made the basis for withdrawal (except that we may not withdraw cash deposited with the trustee as a basis for issuing additional bonds); or

•	be applied to the purchase or redemption of any outstanding bonds.

(See Sections 8.06, 10.08, 10.09 and 10.11.)

In addition, any cash in excess of $100,000 held by the trustee as part of the Mortgaged Property for more than three years after deposit shall be applied by the trustee to the purchase or redemption of outstanding bonds. (See Section 10.11.)

Instead of making all or any portion of such a renewal fund payment in cash, we may deliver outstanding bonds to the trustee, which will be deemed equivalent to payment of cash in an amount equal to the aggregate principal amount of the bonds so delivered. (See Section 8.05.)

At our election, the amount of any required renewal fund payment may be reduced by an amount equal to the amount of cash which, assuming that the renewal fund payments required to be made pursuant to the indenture had actually been made in cash, could at the time be withdrawn under the indenture. (See Section 8.06.) Any payments that we make to the renewal fund are in addition to the expenditures we are required to make for maintenance.

Consolidation, Merger and Transfer of Assets

Nothing in the indenture or in the bonds outstanding under the indenture prevents us from consolidating or merging with or into any corporation or selling all of our property as an entirety subject to the continuing lien of the indenture, provided that:

•

the terms of the consolidation, merger or sale preserve and do not impair the lien or the security under the indenture, and the rights and powers of the trustee and the holders of the bonds outstanding under the indenture;

•

in the case of a merger or consolidation, the successor corporation expressly assumes the due and punctual payment of the principal and interest of all the bonds and the performance and observance of all of the covenants and conditions of the indenture; and

•

in the case of a sale of all of our property as an entirety, the corporation to which we sell all our property assumes the due and punctual payment of principal and interest of all the bonds, assumes the performance of all covenants and conditions of the indenture and executes and delivers an indenture to the trustee whereby the purchasing corporation agrees to assume such payment and performance and charge therewith the property so taken over. (See Section 15.01.)

If we consolidate with or merge with another corporation or in the case of a sale of our property as an entirety, the successor corporation formed by such consolidation or into which we shall have merged or to which such sale shall have been made, upon executing and causing to be recorded an indenture to the trustee, shall succeed to and be substituted for us under the indenture and the bonds. (See Section 15.02.) Notwithstanding the foregoing, the indenture shall not be a lien or charge on any properties of the successor corporation, whether owned at the time of such transaction or thereafter acquired, except for the properties subject to the lien of the indenture prior to such transaction (and all substitutions, replacements, accessions, additions, alterations, improvements, betterments, developments, extensions and enlargements to, of or upon any of the properties which then are or may thereafter become subject to the lien of the indenture) and any property which the successor corporation may voluntarily subject to the lien of the indenture. (See Section 15.03.)

Certain Covenants

Subject to the terms of the indenture and in addition to the covenants otherwise specified above, we covenant in the indenture that, among other things, we will:

•

keep, or cause to be kept, proper records and accounts of corporate dealings, including proper and complete records reflecting credits to our capital and property accounts, and we will furnish statements upon demand as reasonably required by the trustee; (See Section 5.06.)

•

subject to easements, rights of way, conditions, reservations and restrictions of record and to the lien of taxes and assessments not delinquent, not voluntarily create any lien or charge (other than Permissible Encumbrances, purchase money liens, liens existing on property at the time such property was acquired by us, liens resulting from claims and demands of mechanics, laborers and others the validity of which are being contested in good faith, and the prior lien securing the trustee’s right to compensation, reimbursement and indemnity) that would be prior to the lien of the indenture upon the Mortgaged Property; (See granting clauses and Sections 5.09 and 14.10.)

•

pay or cause to be paid or discharged all taxes, assessments, and governmental charges lawfully imposed on the Mortgaged Property or the lien or interest of the trustee in respect of the Mortgaged Property; however, no such failure to pay or discharge shall be a breach of the indenture if we are disputing it in good faith unless, in the opinion of counsel, Mortgaged Property may be lost or forfeited as a result thereof; (See Section 5.10.)

•	file the indenture and any supplemental indenture as may be necessary to preserve and protect the security of the bondholders; (See Section 5.11.)

•	maintain, preserve and keep the Mortgaged Property in good repair, working order and condition; (See Section 5.15.) and

•

maintain insurance on, or self-insure, the Mortgaged Property, or so much thereof as is customarily so insured by a company of like character, against losses or damages from such risks as are usually insured against by companies similarly situated and operating like properties. (See Section 5.16.)

Events of Default

The following events are defined for all purposes of the indenture (except where the term is otherwise defined for specific purposes) as “events of default”:

•	failure to pay the principal of any bond secured by the indenture when it becomes due and payable, whether at maturity, as therein expressed, or by declaration or otherwise;

•	failure to pay interest upon any bond secured by the indenture for a period of 30 days after it becomes due and payable;

•

failure to pay any installment of the sinking fund or renewal fund required by the indenture or of any sinking fund or analogous fund required by any supplemental indenture, for a period of 30 days after it becomes due and payable;

•	the expiration of a period of 60 days following:

•	the adjudication of us as bankrupt by any court of competent jurisdiction;

•

the entry of an order approving a petition seeking the reorganization of us under the Federal Bankruptcy Laws or any other applicable law or statute of the United States of America or any state thereof; or

•	the appointment of a trustee or a receiver of all or substantially all of our property;

unless during such period such adjudication, order or appointment of a receiver or trustee shall be vacated;

•

the filing by us of a voluntary petition in bankruptcy or the making by us of an assignment for the benefit of creditors; our consenting to the appointment of a receiver or trustee of all or any part of our property; the filing by us of a petition or answer seeking reorganization under the Federal Bankruptcy Laws, or any other applicable law or statute of the United States of America or of any state thereof; or the filing by us of a petition to take advantage of any insolvency act; and

•

our failure to perform any other covenant or agreement contained in the indenture or any supplemental indenture or in any bond secured by the indenture for a period of 60 days following the mailing by the trustee to us of a written demand that such failure be cured, such failure not having been cured in the meantime. The trustee may and, if required to do so by the holders of a majority in principal amount of the bonds then outstanding, shall make such demand. (See Section 9.02.)

Remedies

Acceleration

Upon the occurrence of an event of default, the trustee may, and upon the written request of the holders of a majority in principal amount of all bonds then outstanding under the indenture shall, declare the principal amount of all of the bonds outstanding under the indenture, together with accrued and unpaid interest thereon, to be immediately due and payable. (See Section 9.05.)

Rescission of Acceleration

At any time after the principal of the bonds shall have been declared due and payable and before any sale of the Mortgaged Property shall have been made pursuant to the indenture,

•

all interest in arrears upon such bonds with interest on overdue installments of interest, to the extent that payment of such interest on interest shall be legally enforceable, at the same rate as was borne by the respective bonds on which installments of interest may be overdue,

•	together with reasonable charges and expenses of the trustee, its agents and attorneys, and

•	all other sums which may be due under the indenture, except the principal of such bonds as shall not have become due and payable by their terms,

shall either by paid by us to those entitled thereto (or to the trustee for their account) or be collected out of the Mortgaged Property, and all other defaults existing under the indenture known to the trustee shall have been cured or provision deemed by the trustee to be adequate therefor shall have been made, or shall have been waived as provided in the indenture, then and in every such case:

(a)

the holders of the majority in principal amount of the bonds then outstanding, by written notice to us and the trustee, may waive such default and rescind and annul such declaration and its consequences, or

(b)

if in declaring the principal due, the trustee shall have acted without any request of the bondholders, or upon the request of the holders of less than 25% in principal amount of the bonds outstanding at the time of such request, and if there shall not have been delivered to the trustee and to us written directions to the contrary by the holders of not less than a majority in principal amount of the bonds then outstanding, then such default and its consequences ipso facto shall be deemed to be waived, or

(c)

if all such principal and interest which shall have matured otherwise than by such declarations shall have been made good and all other defaults cured or provided for or waived within 30 days after such declaration, then, without regard to any directions by the bondholders, all such defaults and their consequences ipso facto shall be deemed to be waived;

and the parties shall be restored to their respective rights and obligations under the indenture as if no default had occurred; but no such waiver of any particular default shall extend to or affect or be deemed a waiver of any other default or impair any right consequent thereon. (See Section 9.05.)

Remedies with Respect to Mortgaged Property

To the extent permitted by law, upon the occurrence of an event of default, the trustee may enter, hold, use, operate and manage all or any part of the Mortgaged Property and conduct the business, either personally or through the trustee’s agents. Upon every such entry, the trustee, from time to time, either by purchase, repair or construction, may maintain, restore and insure the buildings and structures and property in the same manner and to the same extent as us and may make such repairs, renewals and replacements, improvements, extensions and additions thereto as may seem judicious to the trustee and may deduct such expenses out of the Mortgaged Property. If the trustee enters the Mortgaged Property as aforesaid, the trustee will be entitled to receive the rents, income, issues and profits from the Mortgaged Property and, after deducting the expenses of conducting the business and operating the Mortgaged Property and of all such repairs, renewals and replacements, improvements, extensions and additions and all payments for taxes, assessments, insurance and other proper charges upon the Mortgaged Property, or any part thereof, including reasonable compensation to the trustee and its agents and counsel, will apply such money in the following manner:

•

If none of the principal of the bonds has become due, to the payment of the interest in default, in the order of the maturity of such installments of interest, with interest on the overdue installments, to the extent permitted by applicable law, at the rate or rates per annum respectively borne by the bonds on which such interest shall be in default, ratably to the persons entitled thereto; or

•

If the principal of any, but not all, of the bonds issued has become due, first to the payment of the accrued interest on all bonds issued then outstanding, with interest on the overdue installments thereof, to the extent permitted by applicable law, at the same rates as were borne by the respective bonds on which such interest shall be in default, in the order of the maturity of the installments, and, second, if any surplus remains, to the payment pro tanto of the principal of all the bonds then due, such payment to be made ratably to the persons entitled thereto; or

•

If the principal of all the bonds shall have become due, by maturity, declaration or otherwise, to the payment of the whole amount then owing and unpaid upon the bonds outstanding for principal and interest, with interest on overdue principal and installments of interest thereon, to the extent permitted by applicable law, at the rates per annum borne by the respective bonds representing such principal; and in case such proceeds shall be insufficient to pay in full the whole amount so due and unpaid upon such bonds, then to the payment of the principal and interest of such bonds, ratably and without preference or priority of principal over interest or of any installment of interest over any other thereof.

Any surplus remaining after providing for such payments and for the payment of all installments of interest becoming due in the following six months shall be paid over to us, or whosoever may be entitled to receive the same, or as any court of competent jurisdiction may direct. (See Section 9.04.)

If one or more events of default occurs and continues without remedy for the designated period, the trustee may, in every such case, sell the Mortgaged Property or take appropriate judicial proceedings for the enforcement and protection of its rights and the rights of the bondholders. (See Section 9.06.) In the case of the sale of the Mortgaged Property, whether made under the power of sale granted in the indenture or pursuant to judicial proceedings, the principal of all outstanding bonds, if not previously due, shall immediately become due and payable. (See Section 9.14.) The proceeds of any sale of the Mortgaged Property made under the power of sale given by the indenture or pursuant to judicial proceedings, together with any amounts held by the trustee as part of the Mortgaged Property or proceeds thereof (except such part as may be held in trust for payment of bonds already called for redemption or previously matured and matured interest as provided in the indenture), shall be applied as follows:

•

first, to the payment of the costs and expenses of such sale, including reasonable compensation to the trustee and its agents and counsel, and of any judicial proceedings, and of all expenses, liabilities and advances made or incurred by the trustee without negligence or bad faith, with interest on such expenses and advances, and to the payment of all taxes, assessments or liens superior to the lien of the indenture;

•

second, to the payment of the whole amount then owing and unpaid upon the bonds outstanding for principal and interest, with interest on overdue principal and installments of interest thereon, to the extent permitted by applicable law, at the rate per annum borne by the bonds representing such principal; and in case such proceeds shall be insufficient to pay in full the whole amount so due and unpaid upon such bonds, then to the payment of the principal and interest of such bonds, ratably and without preference or priority of principal over interest or of any installment of interest over any other thereof; and

•	third, any surplus shall be paid to us.

(See Section 9.15.)

In the case of a default in the payment of the principal of any bond that has become due and payable or the payment of interest on any bond for a period of thirty days after such interest has become due and payable, the trustee may recover a judgment, in its own name and as trustee of an express trust, against us for the whole amount of such principal and interest that remains unpaid, together with interest on such unpaid principal and interest to the extent permitted by applicable law. The trustee may file proof of such claim and any other papers or documents as may be necessary or advisable in order to have such claims allowed in judicial proceedings relative to us or our creditors or our property. Any monies collected by the trustee pursuant to any such judgment shall be applied as follows:

•

first, to the payment of the costs and expenses of the proceedings resulting in the collection of such monies, including reasonable compensation to the trustee, its agents, attorneys and counsel, and of all expenses, liabilities and advances made or incurred without negligence or bad faith by the trustee under the indenture, or in executing any trust or power thereunder, with interest on such expenses and advances; and

•

second, to the payment of the amounts then due and unpaid upon the bonds and/or for interest in respect whereof such monies shall have been collected, ratably and without any preference or priority of any kind (subject to the provisions of Section 9.01 of the indenture described below), according to the amounts due and payable upon such bonds and/or interest respectively, to the date fixed by the trustee for the distribution of such monies, upon presentation of the bonds and stamping such payment thereon, if partly paid, and upon surrender and cancellation thereof, if fully paid.

(See Section 9.17.)

The indenture provides that neither (a) any claim for interest on any bond which has been extended in contravention of the provisions of the indenture nor (b) any claim for interest on any bond which at or after maturity has been transferred or pledged separate from such bond, unless accompanied by such bond, shall be entitled, upon any event of default, to any benefit under the indenture, except after the prior payment in full of all bonds and interest thereon not so extended, transferred or pledged. (See Section 9.01.)

Notice Regarding Remedies with Respect to Mortgaged Property

Any foreclosure on the Mortgaged Property by the trustee may be limited by applicable law. With respect to Mortgaged Property located in California, Section 726 of the California Code of Civil Procedure provides that any action to recover on a debt or other right secured by a mortgage or a deed of trust on real property or an estate for years therein must comply with the provisions of that section, which provisions relate to and specify the procedures for the sale of encumbered property or an estate for years therein, the application of proceeds, the rendition in certain cases of a deficiency judgment, and other related matters. Judicial decisions interpreting Section 726 have formulated principles requiring that only one action may be brought to enforce an obligation secured by a lien on California real property, that all security for the obligation must be included in one foreclosure action, and that the creditor must exhaust all of its security before a personal judgment or other recovery may be obtained against the debtor for a deficiency. We advise you that failure to comply with Section 726 as it has been interpreted may result in the extinguishment of the liens on the Mortgaged Property and the loss of your right to a deficiency judgment.

Control by Holders; Limitations

The holders of a majority in principal amount of the bonds outstanding under the indenture will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power given to the trustee. The trustee may and, upon written request of the holders of a majority in principal amount of the bonds then outstanding (including, if more than one series of bonds is outstanding, the holders of a majority in principal of the bonds of each such series), shall waive any default under the indenture and its consequences, other than a payment default. (See Sections 9.22 and 9.28.)

In addition, the indenture provides that no holder of bonds will have any right to institute any suit, action or proceeding, at law or in equity, for the foreclosure of the indenture, the execution of any trust with respect to the indenture, the appointment of a receiver, or for any other remedy under the indenture unless:

•	the holder has previously given the trustee written notice of a continuing event of default;

•

the holders of at least a majority in principal amount of the outstanding bonds have made written request upon the trustee and afforded the trustee a reasonable opportunity to exercise its powers under the indenture or institute the action, suit or proceeding in its own name;

•	the trustee has been offered reasonable security and indemnity against costs and liabilities incurred to comply with the request; and

•	the trustee has refused or failed to comply with the request within a reasonable time or to take other appropriate action for the enforcement of the indenture. (See Section 9.20.)

No holder will be entitled to take any action to affect, disturb or prejudice the lien of the indenture, or to enforce any right under the indenture, except in the manner specified in the indenture, and actions must be instituted and maintained only according to the procedures established by the indenture and for the equal benefit of all bondholders. Notwithstanding the foregoing, the right of any holder of any bond to receive payment of the principal of and interest on such bond when due, and to institute suit for the enforcement of such payment, shall not be impaired or affected without such holders’ consent, except that no holder may institute any such suit to the extent it would impair the lien of the indenture. (See Sections 9.20 and 9.21.)

Notice of Default

The trustee is required to give the bondholders notice of any default under the indenture known to the trustee, unless the default has been cured, within 90 days after the occurrence of the default; provided, however, that except in the case of default in the payment of principal or interest of any bonds, or in the payment of any maintenance and sinking fund installment or of any sinking fund or purchase fund installment, the trustee may withhold notice of default if and so long as its board of directors, its executive committee or a trust committee of directors and/or responsible officers of the trustee in good faith determine that the withholding of notice is in the interest of the bondholders. (See Section 9.03.) As used in this paragraph, the term “default” means any event of default, not including any grace period provided for in such event of default.

Modification of the Indenture

The indenture may be modified by us and the trustee with the consent of the holders of at least 66  2⁄3% in principal amount of the bonds then outstanding, and, in case one or more but less than all series of bonds then outstanding are affected by the modification, by the consent of the holders of at least 66  2⁄3% in principal amount of the bonds of such series affected; provided that the right of any holder to receive payment of principal and interest when due or the right of any holder to institute a lawsuit to enforce such payment may not be changed without the consent of such holder (except that no bondholder may institute any such lawsuit to the extent it would result in the impairment or loss of the lien of the indenture upon any of the Mortgaged Property), and no such modification shall reduce the proportion of bondholders’ consents required for any such modification. (See Sections 9.21 and 16.05.)

We may, without the consent of any bondholders, and at our request the trustee shall, enter into supplemental indentures amending the indenture to, among other things:

•

correct the description of any mortgaged property, or to assign, mortgage, pledge or transfer (subject to such liens or other encumbrances as shall be described in such supplement indenture) additional property as security for the bonds;

•	evidence the succession of another corporation to us under the indenture;

•	provide for the control and the terms and conditions thereof, of all shares of stock, bonds and other securities at any time pledged or deposited with the trustee;

•	provide for the appointment of a co-trustee or co-trustees, or a separate trustee or trustees, and define its or their powers and duties;

•	cure any ambiguity or defective provision contained in the indenture or any supplemental indenture;

•

modify, to the extent permitted under the indenture, the rights and obligations of us and holders of the bonds; provided that such supplemental indenture shall be specifically referred to in the text of all the bonds of any series established after the execution of such supplemental indenture;

•	close the indenture, to restrict the issue of additional bonds thereunder or to limit the authorized amount and the issue or purpose of issue of bonds under the indenture; or

•	for any other purpose not inconsistent with the terms of the indenture.

Any such supplemental indenture shall comply with the Trust Indenture Act of 1939, as amended, and shall be binding upon the holders of all bonds, as fully as though the provisions of such supplemental indenture were a part of the indenture. (See Sections 16.01 and 16.03.)

Defeasance, Cancellation and Discharge

The lien on our property securing the bonds will be cancelled and discharged when the principal of and interest on the bonds has been paid or when we deposit with the trustee sufficient funds to repay the principal of and interest on all then outstanding bonds, and we request that the Mortgaged Property revert to us and that the lien be cancelled and discharged. Unless we request cancellation and discharge, the lien created by the indenture will not be cancelled and discharged, but shall remain in place for the issuance of future bonds pursuant to the terms of the indenture. (See Sections 11.01 and 11.02.)

Release Provisions

Unless an event of default has occurred and is continuing, we may, free from the lien of the indenture and at any time, without any release by the trustee, sell, exchange or dispose of worn out, unserviceable, undesirable or unnecessary machinery or equipment, provided we replace the machinery and equipment with other machinery and equipment of equivalent or greater value. (See Section 10.02.) In the absence of the occurrence and continuance of an event of default, we may also at any time and from time to time, without any release by the trustee:

•

cancel, modify or dispose of our rights-of-way (including easements and licenses), leases or contracts; provided, that no right-of-way for transmission lines connecting our properties shall be surrendered or disposed of without a release by the trustee unless we own or acquire other rights-of-way for the same portion of such transmission line or a substituted transmission line or unless the property served by such transmission line has been abandoned or released from the lien of the indenture;

•

surrender or allow the modification of any franchise (including any ordinances, indeterminate permits or other operating rights), so long as we may still conduct our business in substantially the same territory for the same or a longer time, subject to specified exceptions;

•

abandon the operation of any of our properties and surrender any franchises (including any ordinances, indeterminate permits or other operating rights), if the operation of such property or franchise is not necessary or important for the operation of our other systems and plants or where such abandonment or surrender is deemed, for any reason, to be advisable;

•

produce, mine, sell or dispose of, free from the lien of the indenture, gas, oil, coal or other minerals, if any, lying or being within or under any real property which is part of the Mortgaged Property; and/or

•

dispose of, free from the lien of the indenture, in the ordinary course of business, fuel, repair parts, repair material, operating supplies and commodities that comprise stock or merchandise kept for sale, manufactured commodities, gas and other personal property manufactured or acquired for sale in the ordinary course of business. (See Section 10.03.)

The indenture also contains provisions for the release of property by the trustee (i) upon a sale or other disposition of such property provided that no event of default has occurred and is continuing, that we receive compensation equal to the fair value of the property, that the release is advantageous to the conduct of the business and will not impair the security of the Mortgaged Property under the indenture in contravention of the provisions thereof, and that we deposit cash with the trustee, as part of the Mortgaged Property, in an amount equal to the fair value of the property released (provided that the amount of cash deposited shall be reduced by, among other things, any purchase money mortgages on the property to be released that are deposited with the trustee and by any interest bearing obligations issued by any municipal corporation or other governmental subdivision that are deposited with the trustee; and provided, further, that the cash so deposited may also be reduced by the amount of cash which we could at the time withdraw from the Mortgaged Property on the basis of Property Additions or Refundable Bonds) and (ii) for property taken by eminent domain, provided that the proceeds of any taking by eminent domain are deposited with the trustee. (See Sections 10.04 and 10.05.)

As described above under “—Renewal Fund,” we may also withdraw cash that is part of the Mortgaged Property, subject to specified conditions, in an amount equal to the lesser of the cost or fair value of specified Property Additions purchased, constructed or otherwise acquired by us, or in an amount equal to the amount of Refundable Bonds made the basis for withdrawal, or cause cash that is part of the Mortgaged Property to be used to purchase or redeem outstanding bonds, subject to specified conditions. (See Sections 10.08, 10.09 and 10.11.) In addition, any cash in excess of $100,000 held by the trustee as part of the Mortgaged Property for more than three years after deposit shall be applied by the trustee to the purchase or redemption of outstanding bonds. (See Section 10.11.)

Monies deposited with the trustee upon the release or condemnation of Non-Bondable Property or insurance proceeds deposited with the trustee on account of loss of or damage to Non-Bondable Property shall, at our request, be paid to us in an amount equal to the lesser of the cost and fair value of other Non-Bondable Property purchased, constructed or otherwise acquired by us, subject to conditions. (See Section 10.10.)

However, unless the Mortgaged Property is in the possession of a receiver, trustee in bankruptcy or assignee for the benefit of creditors, no cash held as part of the Mortgaged Property shall be paid to us or applied to the repurchase or redemption of bonds pursuant to specified sections of the indenture if we are, to the knowledge of the trustee, in default under the indenture or if an event of default has occurred and is continuing. (See Section 10.14.)

Evidence of Compliance

The indenture provides that we will furnish to the trustee officers’ certificates, and, in certain cases, engineers’ certificates or independent engineers’ certificates and independent accountants’ certificates in connection with the authentication of any bonds, the release or release and substitution of certain property and certain other matters, and opinions of counsel as to the lien of the indenture and certain other matters.

Concerning the Trustee

U.S. Bank National Association, a national banking association duly organized and existing under the laws of the United States of America, has been appointed as the trustee under the indenture.

The trustee may resign at any time by giving us written notice and by publishing notice in a required newspaper. The resignation will be effective either on the date specified in the notice or on the date of appointment of a successor trustee. The holders of a majority in principal amount of the outstanding bonds may remove the trustee by signing, acknowledging, and filing with the trustee a written instrument or concurrent written instruments. We may appoint a successor trustee unless and until a successor trustee is appointed by the holders of a majority in principal amount of the bonds then outstanding. (See Sections 14.16, 14.17 and 14.18.)

No Liability for Stockholders, Directors and Officers

None of our present, past or future stockholders, directors or officers will be liable for any payments of principal or interest on the bonds, or for any claim based on any payment of principal or interest, or on the indenture or any supplemental indenture. (Article XII)

Governing Law

Each supplemental indenture establishing the terms of a series of bonds shall provide that such bonds, such supplemental indenture and the indenture will be governed by and construed in accordance with the laws of the State of California, without regard (to the extent permitted by applicable law) to conflicts of laws principles thereof.

Defined Terms

Set forth below are certain defined terms used in the indenture and in this description. Reference is made to the indenture for complete definitions of all such terms, as well as any other capitalized terms used in this prospectus for which no definition is provided:

“Bondable Property” means all property owned by us on December 31, 1954, of the same nature as property defined in the indenture as Property Additions, and all Property Additions purchased, constructed, or otherwise acquired by us on or after January 1, 1955.

“Excepted Property” means all of the following property, whether owned on the date of the original indenture or thereafter acquired by us, all of which shall be excepted and excluded from the Mortgaged Property and the lien of the indenture (as used below in this definition, references to “now” mean October 1, 1940, the date of the original indenture, and references to “hereafter” mean after such date):

(a)

All bills, notes and accounts receivable, cash on hand or in bank, contracts and operating agreements, other than those subjected to the lien of the indenture pursuant to a specified provision thereof, choses in action, and our interest in existing leases in which we are now the lessor and in leases hereafter made of portions of the Mortgaged Property in which we are the lessor;

(b)

Gas, manufactured commodities and other personal property manufactured or acquired for sale in the ordinary course of business; commodities and appliances constituting the whole or any part of stock or merchandise kept for sale; and fuel, repair parts, repair material and operating supplies;

(c)	All motor vehicles and tools therefor;

(d)	Gas, coal, oil or other minerals (when produced or severed);

(e)

Bonds, notes, conditional sales contracts and other evidences of indebtedness, and shares of stock, and other certificates of interest, other than those which may be actually delivered to the trustee pursuant to the indenture;

(f)

Any gas and/or oil acreage, gas and/or oil wells, gas and/or oil reserves, or gas and/or oil leaseholds hereafter acquired by us, or any property or equipment now or hereafter owned by us and used for the development of gas and/or oil acreage or for the drilling for or production of gas and/or oil from such acreage; and

(g)	Certain real property as described in the indenture.

“Gross Property Additions” means, as applied to any particular period, all of the Property Additions purchased, constructed or otherwise acquired by us during such period, including Property Additions purchased, constructed or otherwise acquired during such period, but retired during such period.

“Mortgaged Property” means as of any particular time the property which at said time is covered or intended to be covered by the lien of the indenture; provided that moneys held by the trustee in trust for the payment, at maturity or on a date fixed for redemption, of specific bonds shall not be deemed to be a part of the Mortgaged Property.

“Net Bondable Value of Property Additions” means, at any particular time, the aggregate of the cost to us or, as to such Property Additions which have not been retired, the fair value to us, if the fair value is less than cost, of all Gross Property Additions purchased, constructed or otherwise acquired by us, after deducting therefrom the amounts specified in the following paragraphs (1), (2) and (3) and the greater of the amounts specified in the following paragraphs (A) or (B) after each of the amounts specified in said paragraphs (A) and (B) has been reduced by the amount of all credits taken on the basis of cash and bonds delivered to the trustee:

(1)	the aggregate of:

(i)	the amount of all cash previously deposited with the trustee which shall have been withdrawn, pursuant to the indenture, on the basis of Property Additions;

(ii)

the amount by which cash, provided to be deposited with the trustee pursuant to any provision of the indenture, has been reduced pursuant to certain specified provisions of the indenture on the basis of Property Additions;

(iii)	the amount of all credits taken pursuant to a specified provision of the indenture on the basis of Property Additions; and

(iv)

the amount by which all credits taken pursuant to a specified provision of the indenture on the basis of Property Additions shall exceed whichever is the greater of the amounts specified in paragraphs (A) or (B) of this definition;

(2)	150% of the amount of all cash deposited as a basis for issuing additional bonds which is withdrawn pursuant to a specified provision of the indenture;

(3)	150% of the aggregate principal amount of additional bonds previously authenticated and delivered pursuant to a specified provision of the indenture upon the basis of Property Additions; and

(A)	the sum of all appropriations of earnings for depreciation of Bondable Property made on or after January 1, 1955; or

(B)	the aggregate of:

(i)

the bonded cost of all Bondable Property previously (but on or after January 1, 1955) retired, excepting property to an amount not exceeding $5,000,000 owned by us on October 1, 1940, and built for the manufacture of gas from oil, and excepting property mentioned in paragraph (ii) next following;

(ii)	the excess, if any, of the bonded cost of all Bondable Property

(a)

previously (but on or after January 1, 1955) released from the lien of the indenture pursuant to a specified provision thereof, over the fair value thereof to us at the time of its release, as stated in an engineer’s certificate filed with the trustee or, if an independent engineer’s certificate is filed, then as stated in such independent engineer’s certificate,

(b)	previously (but on or after January 1, 1955) taken by exercise of a power of eminent domain, over the proceeds thereof paid to the trustee, and

(c)

in respect of which cash proceeds from insurance on the Mortgaged Property have previously (but on or after January 1, 1955) been paid to the trustee, over the cash so paid to the trustee in respect thereof.

“Net Earnings of the Corporation Available for Interest” means our net earnings ascertained as follows:

(a)	Our total operating revenues and the net non-operating revenues of our properties shall be ascertained by us.

(b)

From the total, determined as provided in subdivision (a), there shall be deducted (1) all operating expenses, including cost of gas purchased, all salaries, rentals, insurance, license and franchise fees, expenditures for ordinary repairs and maintenance, provision for uncollectible accounts, taxes (other than income and excess or other profits taxes which are imposed on or measured by income after the deduction of interest charges), but excluding all depreciation, depletion or property retirement appropriations, all interest charges, and amortization of debt discount and expense or premium, and (2) net non-operating losses of the properties of ours, if any.

(c)

The balance remaining after the deduction of the total amount computed pursuant to subdivision (b) from the total amount computed pursuant to subdivision (a) shall constitute the “Net Earnings of the Corporation Available for Interest,” subject to subdivisions (d), (e), (f), (g) and (h) below.

(d)

If the net non-operating revenues to be included in the foregoing calculation would exceed five percent (5%) of the net operating revenues so to be included, there shall be included in the foregoing calculation with respect to net non-operating revenues only an amount equal to five percent (5%) of such net operating revenues.

(e)

No income received or accrued by us from securities and no profits or losses from the sale, abandonment, reclassification or revaluation of capital assets shall be included in making such computations.

(f)

In case we shall have acquired any Property Additions or shall have been consolidated or merged with any other corporation, or shall have acquired all or substantially all of the assets of another corporation, within or after the particular period for which the calculation of Net Earnings of the Corporation Available for Interest is made, then, in computing the Net Earnings of the Corporation Available for Interest there shall be included, to the extent they may not have been otherwise included, the net earnings or net losses of such Property Additions or of such other corporation, as the case may be, for the whole of such period. The net earnings of such Property Additions, or of such other corporation, for the period preceding such acquisition or such consolidation or merger, shall be ascertained and computed as provided above as if such Property Additions or the assets of such other corporation, as the case may be, had been owned by us during the whole of such period, or as if such other corporation had been consolidated or merged with us prior to the first day of such period.

(g)

In case we shall have obtained the release of property, pursuant to a specified provision of the indenture, of an aggregate fair value in excess of One Million Dollars ($1,000,000), as shown by the engineer’s certificate, or shall have obtained the release of property of which the aggregate proceeds of which shall have exceeded One Million Dollars ($1,000,000), within or after the particular period for which the calculation of Net Earnings of the Corporation Available for Interest is made, then, in computing the Net Earnings of the Corporation Available for Interest, the net earnings or net losses of such property for the whole of such period shall be excluded to the extent possible on the basis of actual earnings and expenses of such property or on the basis of such estimates of the earnings and expenses of such property as the signers of an officers’ certificate filed with the trustee shall deem proper.

(h)	The Net Earnings of the Corporation Available for Interest, whether of us or of some other corporation or of property, shall be determined in accordance with principles of sound accounting practice.

“Net Investment in Mortgaged Property” means as of any particular time the total cost of the Mortgaged Property less the then related reserves for depreciation, depletion and amortization or other reserves for retirement of such property; all determined in compliance with the Uniform System of Accounts for Gas Corporations prescribed by the Public Utilities Commission of the State of California, effective January 1, 1949, or in compliance with such system of accounts as said Commission or other similar regulatory body may from time to time prescribe, or to the extent that any such system is not so prescribed or is not applicable, then in accordance with sound accounting practice.

“Non-Bondable Property” means any property (other than Bondable Property) owned by us on December 31, 1954, or purchased, constructed, or otherwise acquired by us after that date.

“Permissible Encumbrances” means:

(a)	the lien of taxes and assessments not at the time due;

(b)	the lien of taxes for the then current year;

(c)

the lien of specified taxes and assessments already due but the validity of which is being contested at the time by us in good faith, unless thereby in the opinion of counsel any of the Mortgaged Property may be lost or forfeited;

(d)	undetermined liens and charges incidental to construction;

(e)

the right reserved to, or vested in, any municipality or public authority by the terms of any right, power, franchise, grant, license, permit or by any provision of law, to purchase or recapture or to designate a purchaser of, any of the Mortgaged Property;

(f)

liens upon rights-of-way for transmission or distribution line purposes, provided that we have, in the opinion of counsel, power under eminent domain or similar statutes to condemn or acquire easements or rights-of-way sufficient for its purposes over the land covered by the easements or rights-of-way in question or other lands adjacent thereto;

(g)

easements or similar encumbrances the existence of which in the opinion of the signers of an engineer’s certificate filed at the particular time, does not impair the use of the property described in such certificate for the purposes for which it was acquired or is then used; and

(h)	possible adverse rights or interests which, in the opinion of counsel, are unimportant and may properly be disregarded.

“Property Additions” means, subject to certain exceptions pursuant to the terms of the indenture, any new or additional property, real or personal (including separate systems), and improvements, extensions, or additions (including in these terms equipment and appliances installed as part of our fixed property) to or about our plants, systems or properties, purchased, constructed, or otherwise acquired by us on or after January 1, 1955, and in every case properly chargeable to fixed property accounts, and used or useful for the business of purchasing, manufacturing, transporting, transmitting, distributing or supplying natural, manufactured or mixed gas and/or electricity for heat, fuel, light, power, refrigeration or other purposes and may include, subject to the foregoing and among other things, property acquired by us as a result of any consolidation or merger to which we are a party. The term “Property Additions” shall not include, among other things, goodwill; leases, operating agreements, contracts or franchises or governmental permits; shares of stock, evidences of indebtedness or any other securities; gas and oil acreage, wells, reserves, leaseholds and related property and equipment; merchandise acquired for resale; materials or supplies to be used for fixed capital purposes or in our operations; motor vehicles; or property subject to any liens other than Permissible Encumbrances.

“Refundable Bonds” means, at any particular time, all bonds which have been previously authenticated and delivered under the provisions of the indenture and issued by us and bonds, not issued by us, which have been established as refundable pursuant to the indenture; provided that such bonds, whether authenticated under the indenture or established as refundable, shall have been previously paid at maturity or redeemed or purchased (otherwise than out of funds included in the Mortgaged Property) and surrendered to the trustee, either canceled or uncanceled, or otherwise surrendered to the trustee, subject to certain exceptions provided in the indenture, and which shall not previously have been made the basis for the authentication and delivery of additional bonds or the withdrawal of cash under the indenture or the reduction of the amount of cash to be deposited under the indenture or paid or redeemed or purchased pursuant to, or used to reduce the amount of cash to be deposited pursuant to, or otherwise retired through the operation of, or used in compliance with the requirements of, the provisions of the maintenance and sinking fund established by the indenture or of any sinking fund or the renewal fund, amortization fund, or analogous fund established by any indenture supplemental to the indenture, which does not permit the authentication of additional bonds upon the basis of bonds so paid, redeemed, purchased, retired or used. Bonds and coupons for the payment or redemption of which moneys shall have been deposited (whether at or prior to maturity or the redemption date of such bonds) with the trustee if such bonds were issued under the indenture, or with the trustee of the other indenture under which such bonds were issued, shall be deemed to have been paid within the meaning of this definition; provided, however, that if such bonds are to be redeemed prior to the maturity thereof, notice of such redemption shall be given as provided in the indenture or pursuant to the redemption provisions of such other indenture, as the case may be, or provisions satisfactory to the trustee shall have been made for such publication.

DESCRIPTION OF PREFERRED STOCK

This section describes certain general terms and provisions of the series preferred stock, without par value (the “series preferred stock”), that we may offer and sell by this prospectus and also describes certain general terms of our preferred stock, series A preferred stock and preference stock (as those terms are defined below) authorized by our restated articles of incorporation. The following description is not complete and is qualified in its entirety by reference to our restated articles of incorporation, which have been filed or incorporated by reference as an exhibit to the registration statement of which this prospectus is a part, and the applicable certificate of determination establishing the terms of the particular series of series preferred stock we may offer, which certificate of determination will be filed as an exhibit to such registration statement or a document incorporated by reference herein, both of which may be obtained as described under “Where You Can Find More Information: Incorporation by Reference.” Therefore, you should read carefully the more detailed provisions of our restated articles of incorporation and such certificate of determination. This description also is subject to and qualified by reference to the description of the particular series of series preferred stock described in the applicable prospectus supplement or free writing prospectus.

General

We are currently authorized to issue (1) 100,000,000 shares of common stock, without par value, of which 91,300,000 shares were outstanding as of December 31, 2017, (2) 160,000 shares of preferred stock, par value $25 per share (the “preferred stock”), of which 79,011 shares were outstanding as of December 31, 2017, (3) 840,000 shares of preferred stock, series A, par value $25 per share (the “series A preferred stock”), of which 783,032 shares were outstanding as of December 31, 2017, (4) 5,000,000 shares of series preferred stock, without par value, none of which is outstanding, and (5) 5,000,000 shares of preference stock, without par value (the “preference stock”), none of which is outstanding.

We may in the future amend our restated articles of incorporation to increase the authorized number of shares of our authorized common stock, preferred stock, series A preferred stock, series preferred stock or preference stock, or to authorize shares of one or more additional classes of preferred stock or preference stock. Any such amendment would require approval by our board of directors and approval by our shareholders. Subject to the maximum number of shares authorized by our restated articles of incorporation, our board of directors, without approval of our shareholders, (a) may authorize the issuance of one or more series of series preferred stock and one or more series of preference stock and, within the limitations and restrictions stated in our restated articles of incorporation, may fix or alter, from time to time, the rights, preferences, privileges and restrictions granted to or upon and the number of shares of each such series while wholly unissued and increase or decrease the number of shares of any such series subsequent to the time of issue, but not below the number of shares of such series then outstanding, in each case in accordance with our restated articles of incorporation and (b) may authorize the issuance of shares of preferred stock and series A preferred stock which will have the rights, preferences, privileges and restrictions set forth in our restated articles of incorporation.

In this section we refer to the preferred stock, series A preferred stock and series preferred stock currently authorized by our restated articles of incorporation as the “currently authorized preferred stock,” and we refer to the preference stock currently authorized by our restated articles of incorporation as the “currently authorized preference stock.”

Series Preferred Stock and Preference Stock

Our series preferred stock and preference stock is issuable in series. Before the issuance of shares of any series of series preferred stock or preference stock, our board of directors is required to adopt resolutions and file a certificate of determination with the Secretary of State of the State of California. The certificate of determination fixes the designation and number of shares of the series and their rights, preferences, privileges, and restrictions, which may include, without limitation, the following:

(a)	the title and stated value;

(b)

voting rights, if any, in addition to those described below under “—Additional Terms Applicable to Currently Authorized Preferred Stock and Currently Authorized Preference Stock—General Voting Rights;”

(c)	any rights and terms of redemption, including sinking fund provisions;

(d)	the dividend rate(s), period(s) and/or payment date(s) or method(s) of calculation, as applicable;

(e)	the amount per share payable in the event of our liquidation or dissolution;

(f)	any limitations on issuance of any class or series ranking senior or on a parity as to dividend rights and rights upon our liquidation or dissolution; and

(g)	any other specific terms, preferences, rights, limitations or restrictions.

Our currently authorized preferred stock and currently authorized preference stock, including any shares of series preferred stock that we may issue as contemplated by this prospectus and any shares of our preferred stock, series A preferred stock or preference stock that we may issue in the future, is subject to the terms and conditions set forth below under the caption “—Additional Terms Applicable to Currently Authorized Preferred Stock and Currently Authorized Preference Stock.”

In addition to the terms listed above, we will set forth in a prospectus supplement, or a free writing prospectus, the following terms relating to the series of series preferred stock being offered:

(a)	the number of shares being offered and the offering price per share;

(b)	the procedures for any auction and remarketing, if any;

(c)	any listing of the series preferred stock on any securities exchange; and

(d)	a discussion of any applicable material United States federal income tax considerations.

Preferred Stock and Series A Preferred Stock

Our preferred stock and series A preferred stock is not issuable in series. Our board of directors, without approval of our shareholders, may authorize the issuance of shares of preferred stock and series A preferred stock from time to time but will not be entitled to determine the rights, preferences, privileges and restrictions applicable to those shares; instead, those shares will have the rights, preferences, privileges and restrictions set forth in our restated articles of incorporation, some of which are described below, and as may be provided by applicable law.

Additional Terms Applicable to Currently Authorized Preferred Stock and the Currently Authorized Preference Stock

Except as otherwise set forth below, the following provisions are applicable to all shares of our currently authorized preferred stock and currently authorized preference stock, including currently outstanding shares and the shares of any series of our series preferred stock that we may issue as contemplated by this prospectus and any shares of our preferred stock, series A preferred stock or preference stock that we may issue in the future.

Ranking

All shares of our currently authorized preferred stock rank on a parity in right of payment with respect to the payment of dividends and with respect to distributions in the event of our liquidation or dissolution. All shares of our currently authorized preferred stock rank senior in right of payment to our currently authorized preference stock, and all shares of currently authorized preferred stock and currently authorized preference stock rank senior in right of payment to our common stock, with respect to the payment of dividends and with respect to distributions in the event of our liquidation or dissolution.

Dividend Rights

The holders of our currently authorized preferred stock are entitled, without preference as between any classes or series of our currently authorized preferred stock, to receive, if, when and as declared by our board of directors, out of any legally available funds, cumulative dividends at the respective rates established for such classes and series before any dividends are declared and set apart for payment or paid on the preference stock or common stock. In the case of preferred stock and series A preferred stock, dividends shall be payable at the annual rate of 6% of the $25.00 par value thereof. Dividends on each series of series preferred stock shall be payable at the rate established by our board of directors in the resolutions authorizing such series. The dividends on our currently authorized preferred stock are cumulative, so that if, for any period, the full amount of dividends shall not be declared and set apart for payment or paid on all of the outstanding shares of our currently authorized preferred stock, the deficiency shall be payable subsequently before any dividend shall be declared and set apart for payment or paid upon our currently authorized preference stock or our common stock.

The holders of currently authorized preference stock of each series are entitled, without preference as between any series of our currently authorized preference stock, to receive, if, when and as declared by our board of directors, out of any legally available funds, cumulative dividends at the respective rate established for such series, before any dividends are declared and set apart for payment or paid on the common stock. Dividends on each series of our currently authorized preference stock shall be payable at the rate established by our board of directors in the resolutions authorizing such series. The dividends on our currently authorized preference stock are cumulative, so that if, for any period, the full amount of dividends shall not be declared and set apart for payment or paid on all of the outstanding shares of our currently authorized preference stock, the deficiency shall be payable subsequently before any dividend shall be declared and set apart for payment or paid upon our common stock.

Whenever all cumulative dividends on our currently authorized preferred stock and our currently authorized preference stock have been declared and set apart for payment or paid, our board of directors may declare dividends on our common stock payable out of remaining funds legally available for dividends.

Liquidation Rights

In the event of our liquidation or dissolution, the holders of our currently authorized preferred stock are entitled, without preference as between any classes or series of our currently authorized preferred stock, to receive out of our assets available for distribution to shareholders and after payment of or provision for our debts and other liabilities, the respective liquidation preferences established for such classes and series of our currently authorized preferred stock and accrued and unpaid dividends thereon before any distribution of assets is made to the holders of the currently authorized preference stock or common stock. The liquidation preference of our preferred stock and series A preferred stock is $25.00 per share. The liquidation preference per share of each series of our series preferred stock will be established by our board of directors in the resolutions establishing such series. After payment in full of the respective amounts to which the holders of our currently authorized preferred stock are entitled in the event of our liquidation or dissolution, the holders of each series of the currently authorized preference stock are entitled, without preference as between any series of our currently authorized preference stock, to receive out of our assets available for distribution to shareholders and after payment of or provision for our debts and other liabilities, the respective liquidation preferences established for such series of our currently authorized preference stock and accrued and unpaid dividends thereon before any distribution of assets is made to the holders of the common stock. The liquidation preference per share for each series of our preference stock shall be established by our board of directors in the resolutions establishing such series. After payment in full of the respective amounts to which the holders of our currently authorized preferred stock, series A preferred stock and each series of our series preferred stock and our currently authorized preference stock are entitled in the event of our liquidation or dissolution, and after payment of or provision for our debts and other liabilities, the holders of our preferred stock and the holders of our common stock are entitled to receive, pro rata, our remaining assets available for distribution to shareholders.

General Voting Rights

The holders of our currently authorized preferred stock, our currently authorized preference stock and our common stock are entitled to one vote per share and shall vote together in the election of directors and on all matters presented to shareholders, except those matters for which a vote by class or series is required by applicable law or, in the case of any series of series preferred stock or any series of preference stock, by the resolution of the board of directors authorizing the shares of such series.

Pre-Emptive and Subscription Rights, and Non-Assessability

The currently outstanding preferred stock and currently authorized preference stock do not have any pre-emptive or subscription rights, nor are the shares assessable.

Redemption

The preferred stock and the series A preferred stock are not redeemable. The series preferred stock and the preference stock may be redeemable, if at all, upon the terms established by the board of directors.

GLOBAL SECURITIES

Unless otherwise expressly stated or the context otherwise requires, under this caption “Global Securities,” references to “we,” “us,” “our,” and similar references mean Southern California Gas Company excluding its subsidiaries (if any).

Book-Entry, Delivery and Form

Unless we indicate differently in any applicable prospectus supplement or free writing prospectus, the offered securities (which term, as used under this caption “Global Securities,” means the senior debt securities and the first mortgage bonds) initially will be issued in book-entry form and represented by one or more global senior debt securities or global first mortgage bonds, as applicable, in book-entry form (collectively, “global securities”). The global securities will be deposited with, or on behalf of, The Depository Trust Company, New York, New York, as depositary (“DTC” or the “depositary”), and registered in the name of Cede & Co., the nominee of DTC. Unless and until it is exchanged for definitive securities in certificated form registered in the names of persons other than the depositary or its nominee (“certificated securities”) under the limited circumstances described below, a global security may not be transferred except as a whole by the depositary to its nominee or by the nominee to the depositary, or by the depositary or its nominee to a successor depositary or to a nominee of the successor depositary.

DTC has advised us that it is:

•	a limited-purpose trust company organized under the New York Banking Law;

•	a “banking organization” within the meaning of the New York Banking Law;

•	a member of the Federal Reserve System;

•	a “clearing corporation” within the meaning of the New York Uniform Commercial Code; and

•	a “clearing agency” registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended.

DTC holds securities that its participants deposit with DTC. DTC also facilitates the settlement among its participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants’ accounts, thereby eliminating the need for physical movement of securities certificates. “Direct participants” in DTC include securities brokers and dealers, including underwriters, banks, trust companies, clearing corporations and other organizations. Indirect access to the DTC system is also available to others, which we sometimes refer to as “indirect participants,” that clear transactions through or maintain a custodial relationship with a direct participant either directly or indirectly. The rules applicable to DTC and its participants are on file with the SEC.

Purchases of offered securities under the DTC system must be made by or through direct participants, which will receive a credit for those offered securities on DTC’s records. The ownership interest of the actual purchaser of an offered security, which we sometimes refer to as a “beneficial owner,” is in turn recorded on the direct and indirect participants’ records. Beneficial owners of offered securities will not receive written confirmation from DTC of their purchases. However, beneficial owners are expected to receive written confirmations providing details of their transactions, as well as periodic statements of their holdings, from the direct or indirect participants (collectively, “participants”) through which they purchased offered securities. Transfers of ownership interests in global securities are to be accomplished by entries made on the books of participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in the global securities, except under the limited circumstances described below.

To facilitate subsequent transfers, all global securities deposited by direct participants with DTC will be registered in the name of DTC’s nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of offered securities with DTC and their registration in the name of Cede & Co. or such other nominee will not change the beneficial ownership of the offered securities. DTC has no knowledge of the actual beneficial owners of the offered securities. DTC’s records reflect only the identity of the direct participants to whose accounts the securities are credited, which may or may not be the beneficial owners. The participants are responsible for keeping account of their holdings on behalf of their customers.

So long as the securities are in book-entry form, you will receive payments and may transfer offered securities only through the facilities of DTC and its direct and indirect participants.

Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any legal requirements in effect from time to time.

Redemption notices will be sent to DTC. If less than all of the global securities of a particular series are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each direct participant in the global securities of such series to be redeemed.

In any case where a consent or vote may be required with respect to any offered securities, neither DTC nor Cede & Co. (or such other DTC nominee) will consent or vote with respect to the applicable global securities. Under its usual procedures, DTC will mail an omnibus proxy to us as soon as possible after the record date. The omnibus proxy assigns the consenting or voting rights of Cede & Co. (or other applicable DTC nominee) to those direct participants to whose accounts beneficial interests in such global securities are credited on the record date, identified in a listing attached to the omnibus proxy.

Principal, premium, if any, and interest payments on the global securities will be paid to DTC or its nominee. DTC’s practice is to credit direct participants’ accounts upon DTC’s receipt of funds from us on the payment date in accordance with their respective holdings shown on DTC records. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the account of customers in bearer form or registered in “street name.” Those payments will be the responsibility of participants and not of DTC or us, subject to any statutory or regulatory requirements in effect from time to time. Payment of the principal of, premium, if any, and interest on the global securities to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC, is our responsibility, disbursement of payments to direct participants is the responsibility of DTC, and disbursement of payments to the beneficial owners is the responsibility of direct and indirect participants.

Except under the limited circumstances described below, purchasers of offered securities will not be entitled to have offered securities registered in their names and will not receive physical delivery of offered securities. Accordingly, each beneficial owner must rely on the procedures of DTC and its participants to exercise any rights under the offered securities and the applicable indenture.

The laws of some jurisdictions may require that some purchasers of offered securities take physical delivery of offered securities in definitive form. Those laws may impair the ability to transfer or pledge beneficial interests in offered securities.

As noted above, beneficial owners of a particular series of offered securities generally will not receive certificates representing their ownership interests in those offered securities. However, if:

•

DTC notifies us that it is unwilling or unable to continue as a depositary for the global security or securities representing such series of offered securities or if DTC ceases to be a clearing agency registered under the Securities Exchange Act of 1934, as amended, at a time when it is required to be registered and a successor depositary is not appointed by us within 90 days of the notification to us or of our becoming aware of DTC’s ceasing to be so registered, as the case may be;

•	we determine, in our sole discretion, not to have the offered securities of such series represented by one or more global securities of such series; or

•	an event of default (as defined) under the applicable indenture has occurred and is continuing with respect to the offered securities,

we will prepare and deliver certificated securities of such series in exchange for beneficial interests in the global securities. Any beneficial interest in a global security that is exchangeable under the circumstances described in the preceding sentence will be exchangeable for certificated securities of such series in definitive form registered in the names that DTC directs. It is expected that these directions will be based upon directions received by DTC from its participants with respect to ownership of beneficial interests in the global securities.

Other

The information in this section of this prospectus concerning DTC and its book-entry system has been obtained from sources that we believe to be reliable, but we do not take responsibility for this information. This information has been provided solely as a matter of convenience. The rules and procedures of DTC are solely within the control of DTC and could change at any time. Neither we nor the trustee nor any agent of ours or of the trustee, nor any broker, dealer, underwriter or agent of ours involved in the offer or sale of any offered securities, has any control over DTC and none of us or them takes any responsibility for DTC’s activities. You are urged to contact DTC or its participants directly to discuss those matters. In addition, although we expect that DTC will perform the foregoing procedures, DTC is under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time. Neither we nor the trustee nor any agent of ours or of the trustee, nor any broker, dealer, underwriter or agent of ours involved in the offer or sale of any offered securities, will have any responsibility for the performance or nonperformance by DTC or its participants of these or any other rules or procedures governing their respective operations.

PLAN OF DISTRIBUTION

We may sell the offered securities from time to time pursuant to underwritten public offerings, negotiated transactions, block trades or a combination of these methods, to or through underwriters or dealers, through agents and/or directly to one or more purchasers. The offered securities may be distributed from time to time in one or more transactions:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to such prevailing market prices; or

•	at negotiated prices.

Each time that we sell offered securities by this prospectus, we will provide a prospectus supplement or supplements that will describe the method of distribution and set forth the terms and conditions of the offering of such securities, including the offering price of the securities and the proceeds to us, if applicable.

Offers to purchase the securities being offered by this prospectus may be solicited directly. Agents may also be designated to solicit offers to purchase the offered securities from time to time. Any agent involved in the offer or sale of offered securities will be identified in a prospectus supplement.

If a dealer is utilized in the sale of the offered securities, the offered securities will be sold to the dealer, as principal. The dealer may then resell the offered securities to the public at varying prices to be determined by the dealer at the time of resale.

If an underwriter or underwriters are utilized in the sale of the offered securities, an underwriting agreement will be executed with the underwriter or underwriters or their representatives at the time of sale and the name of any underwriter or underwriters will be provided in the prospectus supplement that the underwriters will use to make resales of the offered securities to the public. In connection with the sale of the offered securities, we or the purchasers of the offered securities may compensate the underwriters in the form of underwriting discounts or commissions. The underwriters may sell the offered securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or other dealers and/or commissions from the purchasers.

Any compensation paid to underwriters, dealers or agents in connection with the offering of the offered securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers will be provided in the applicable prospectus supplement. Underwriters, dealers and agents participating in the distribution of the offered securities may be deemed to be underwriters within the meaning of the Securities Act of 1933, as amended (the “Securities Act”), and any discounts and commissions received by them and any profit realized by them on resale of the offered securities may be deemed to be underwriting discounts and commissions. We may enter into agreements to indemnify underwriters, dealers and agents against civil liabilities, including liabilities under the Securities Act, or to contribute to payments they may be required to make in respect thereof and to reimburse those persons for certain expenses.

To facilitate the underwritten offering of securities, certain of the underwriters participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of the offered securities. This may include over-allotments or short sales of the offered securities, which involve the sale by underwriters participating in the offering of more offered securities than were sold to them. In these circumstances, these underwriters would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option, if any, to purchase additional offered securities from us. In addition, these underwriters may stabilize or maintain the price of the offered securities by bidding for or purchasing offered securities in the open market or by imposing penalty bids, whereby a particular underwriter is required to repay to the underwriting syndicate a portion of the underwriting discount received by it because the underwriting syndicate purchased the offered securities sold by or for the account of such underwriter in stabilizing or short covering transactions. The effect of these transactions may be to stabilize or maintain the market price of the offered securities at a level above that which might otherwise prevail in the open market. There can be no assurance that the underwriters for any offering will engage in these transactions and, if commenced, these transactions may be discontinued at any time.

The underwriters, dealers and agents may engage in transactions with us and our affiliates, or perform services for us and our affiliates, in the ordinary course of business for which they receive compensation.

Unless we indicate differently in a prospectus supplement, we will not list the offered securities on any securities exchange and the offered securities will be a new issue of securities with no established trading market. Any underwriters that purchase offered securities for public offering and sale may make a market in such offered securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We make no assurance as to the liquidity of or the trading markets for any offered securities.

LEGAL MATTERS

Latham & Watkins LLP will pass upon certain legal matters relating to the issuance and sale of the securities offered hereby on our behalf. Sidley Austin LLP will act as counsel for the underwriters.

EXPERTS

The financial statements incorporated in this prospectus by reference from Southern California Gas Company’s Annual Report on Form 10-K, and the effectiveness of Southern California Gas Company’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such financial statements have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION; INCORPORATION BY REFERENCE

Available Information

We file annual, quarterly and current reports, information statements and other information with the SEC. The SEC maintains a web site that contains reports, proxy and information statements and other information about issuers, such as us, who file electronically with the SEC. The address of that website is http://www.sec.gov. You may also read and copy any document we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may also obtain copies of this information by mail from the Public Reference Section of the SEC at prescribed rates. Further information on the operation of the SEC’s Public Reference Room in Washington, D.C. can be obtained by calling the SEC at 1-800-SEC-0330.

This prospectus and any prospectus supplement are part of a registration statement that we filed with the SEC and do not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or from us, as indicated below. Forms of the indentures and other documents establishing the terms of the offered securities are or will be filed as exhibits to the registration statement or documents incorporated by reference in the registration statement. Statements in this prospectus or any prospectus supplement about these documents are not complete and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a complete description of the relevant matters. You may inspect a copy of the registration statement at the SEC’s Public Reference Room in Washington, D.C., as well as through the SEC’s website, as provided above.

Incorporation by Reference

The rules of the SEC allow us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, and subsequent information that we file with the SEC that is also incorporated or deemed to be incorporated by reference in this prospectus will automatically update and, to the extent inconsistent, supersede that prior information. Any statement contained in this prospectus or a previously filed document incorporated by reference shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus, any applicable prospectus supplement or any subsequently filed document that is incorporated or deemed to be incorporated by reference in this prospectus modifies or replaces that statement.

This prospectus incorporates by reference the documents set forth below that have been previously filed with the SEC. These documents contain important information about us.

SEC Filings (File No. 1-1402)	Period
Annual Report on Form 10-K	Year ended December 31, 2016
Current Reports on Form 8-K	Filed on January 31, 2017, February 7, 2017, March 7, 2017, May 11, 2017, May 31, 2017, July 17, 2017, September 12, 2017 and September 25, 2017
Quarterly Reports on Form 10-Q	Quarters ended March 31, 2017, June 30, 2017 and September 30, 2017

We are also incorporating by reference additional documents that we file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, after the date of this prospectus through the termination of the offering of the offered securities described in this prospectus. In addition, filings filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, after the date of the initial registration statement of which this prospectus forms a part and prior to the effectiveness of the registration statement shall be deemed to be incorporated by reference into this prospectus. Anything herein to the contrary notwithstanding, we are not, however, incorporating by reference any documents or portions thereof or exhibits thereto, whether specifically listed above or filed in the future, that are not deemed “filed” with the SEC or any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K or related exhibits furnished pursuant to Item 9.01 of Form 8-K.

We will provide without charge to each person to whom a copy of this prospectus has been delivered a copy of any and all of these filings. You may request a copy of these filings by writing or telephoning us at Southern California Gas Company, 555 West Fifth Street, Los Angeles, California 90013-1011, Attention: Corporate Secretary, Telephone: (213) 244-1200.

$550,000,000

4.30% First Mortgage Bonds,

Series VV, due 2049

Southern California Gas Company

Prospectus Supplement

Joint Book-Running Managers

Deutsche Bank Securities

Goldman Sachs & Co. LLC

MUFG

UBS Investment Bank

The Williams Capital Group, L.P.

Co-Managers

Academy Securities

Telsey Advisory Group

September 19, 2018